Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and between

173ODRE9 GL OWNER, LLC, a Delaware limited liability company,

as Seller

and

BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company,

as Buyer

Effective Date: January 20, 2017

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Page

EXHIBIT I – FORM OF OWNER’S AFFIDAVIT
EXHIBIT J – INTENTIONALLY DELETED
EXHIBIT K – FORM OF LANDLORD CONSENT
EXHIBIT L – FORM OF LANDLORD ESTOPPEL CERTIFICATE
EXHIBIT M – FORM OF ESCROW HOLDBACK AGREEMENT
EXHIBIT N – FORM OF KEY MONEY GUARANTY ASSIGNMENT
EXHIBIT O – MANAGER SERVICE CONTRACTS
EXHIBIT P – OWNER SERVICE CONTRACTS
SCHEDULE 5.1(j) – VOUCHERS
SCHEDULE 7.2(d) – LITIGATION
SCHEDULE 7.2(e) – CONTRACTS
SCHEDULE 7.2(f) – COMPLIANCE WITH LAW
SCHEDULE 7.2(g) – LEASED PERSONAL PROPERTY
SCHEDULE 7.2(r) – LICENSES AND PERMITS
SCHEDULE 7.2(o) – BOOKINGS

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of January 20, 2017 (the “Effective Date”) by and between 173ODRE9 GL OWNER, LLC, a Delaware limited liability company (“Seller”), and BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

SECTION 1.1.    Definitions. In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“ABC” shall have the meaning given in Section 8.8.

“Accounts Receivable” shall have the meaning given in Section 5.1(d)(ii).

“Adjusted Purchase Price” shall have the meaning given in Section 2.4.

“Adjusting Party” shall have the meaning given in Section 5.1(m).

“Agreement” shall have the meaning given in the preamble hereto.

“Alcoholic Beverages” shall mean all alcoholic beverages held for sale to Hotel guests and others in the Ordinary Course or otherwise used in the operation of the Hotel (including the contents of any in-room service bars and mini-bars), subject to the depletion and restocking that occurs in the Ordinary Course.

“Assignment of Ground Lease Documents” shall mean that certain Assignment and Assumption of Ground Lease Documents dated as of June 30, 2014 by and among Original Lessee, The Regents and Seller.

“Assumed Liabilities” shall have the meaning given in Section 4.4(c).

“Bookings” shall mean, as of the time of Closing, all contracts or reservations for the use or occupancy of guest rooms, meeting and banquet facilities at the Hotel, including all deposits received by or on behalf of Seller with respect thereto.

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any day in the State of New York or the State of California when banks are closed. If any period expires or action is to be taken on a day that is not a Business Day, the time frame for the same shall be extended until the next Business Day.

“Buyer” shall have the meaning given in the preamble hereto.

“Buyer’s Knowledge” or words of similar import shall refer only to the actual knowledge of Brian Kim (the “Buyer’s Designated Representative”). There shall be no personal liability on the part of the Buyer Designated Representative arising out of any of the Buyer’s Warranties.

“Buyer’s Representatives” shall mean, collectively, Buyer and any officers, directors, employees, agents, consultants, contractors, advisors, affiliates, representatives and attorneys of Buyer, or any direct or indirect owner of any beneficial interest in Buyer.

“Buyer’s Warranties” shall mean, collectively, Buyer’s representations and warranties set forth in Section 7.1.

“Campus Services Agreement” shall mean that certain Campus Services Agreement dated as of August 18, 2008 by and between Original Lessee and The Regents, as assigned to Seller pursuant to that certain Assignment of Ground Lease Documents.

“Cap Amount” shall have the meaning given in Section 4.5(a).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as the same may be further amended from time to time.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the day that the Transaction closes in accordance with this Agreement.

“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller as part of Closing.

“Closing Statement” shall have the meaning given in Section 5.1.

“Closing Tax Year” shall have the meaning given in Section 5.1(a).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as the same may be amended from time to time.

“Confidentiality Agreement” shall have the meaning given in Section 8.4.

“Consumables” shall mean any engineering, maintenance and housekeeping supplies used in the operation and maintenance of the Hotel, subject to depletion and restocking in the Ordinary Course, and any guest toiletries, including, but not limited to, soap, cleaning materials, stationery, printing supplies and other supplies. “Consumables” shall not include any (a) Food and Beverage Inventory, (b) Operating Equipment, (c) items of personal property owned by Hotel Manager, guests, Employees, Leased Employees or others (unless such person owns such property for the account or benefit of Seller) or (d) Protected Personal Property.

“Contracts” shall mean all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating to the Hotel or FF&E, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date pursuant to the terms hereof. “Contracts” shall not include (a) any insurance policies held by Seller, (b) the Bookings, (c) the Hotel Management Agreement, (d) the Franchise Agreement, and (e) the Ground Lease Documents.

“Cut-Off Revenue Time” shall have the meaning given in Section 5.1(d).

“Cut-Off Time” shall have the meaning given in Section 5.1(b).

“Deferred Adjustment Items” shall have the meaning given in Section 5.1(m).

“Easements” shall mean Seller’s leasehold estate in all easements, covenants and other rights appurtenant to the Real Property and all right, title and interest of the Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Real Property and to the center line thereof.

“Election to Proceed” shall have the meaning given in Section 4.1(a).

“Employee Liabilities” shall mean all obligations and Liabilities, actual or contingent, with respect to Employees, including, without limitation, for (a) worker’s compensation claims, state unemployment insurance, state disability insurance or similar private or public unemployment or disability compensation arrangements and (b) claims under applicable Laws governing employer/employee relations (including, without limitation, anti-discrimination laws, the WARN Act, ERISA, the Occupational Health and Safety Act and COBRA).

“Employees” shall mean all current employees employed at or for the Property (including employees shared with other hotels, if applicable), by Hotel Manager or any affiliate thereof, as of the Closing Date, irrespective of whether such individuals are active, on leaves of absence or otherwise inactive but still employed at or for the Property, but not including the Leased Employees.

“Employee Services Agreement” shall mean, collectively, that certain Amended and Restated Employee Services Agreement dated as of July 30, 2012 by and between Original Lessee and The Regents, as assigned to Hotel Manager pursuant to that certain Assignment and Assumption of Employee Services Agreement dated as of June 30, 2014 by and between Original Lessee and Hotel Manager.

“Employee Services Liabilities” shall mean all amounts payable to The Regents pursuant to the Employee Services Agreement, including an allowance for accrued but unused vacation, and other liabilities of the “Tenant” thereunder (which is currently Hotel Manager pursuant to the assignment referenced in the definition of “Employee Services Agreement” above).

“Environmental Liabilities” shall have the meaning given in Section 4.4(b).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean Chicago Title Insurance Company, in its capacity as escrow agent, whose mailing address is 711 3rd Avenue, Suite 500, New York, New York 10017, Attention: Neal J. Miranda, (212-880-1237, neal.miranda@ctt.com).

“Escrow Holdback Agreement” shall have the meaning given in Section 4.5(b).

“FF&E” shall mean all fixtures, furniture and equipment, including, without limitation all furnishings, fittings, cars, trucks, machinery, apparatus, signage, appliances, draperies, art work, carpeting, keys, computer hardware and equipment, IT hardware systems, reservations terminals to the extent not licensed to Seller, building materials, telephones and or other communications equipment, copiers, facsimile machines, postal machines, televisions, signs, vacuum cleaners, video equipment and other similar articles of property located in or used in connection with the operation of the Hotel, but not including any (a) Protected Materials, (b) property owned by guests, Hotel Manager, Franchisor or other third parties, (c) Leased Personal Property, (d) Consumables, (e) Operating Equipment or (f) Protected Personal Property.

“Financial Information” shall have the meaning given in Section 8.8.

“Floor Amount” shall have the meaning given in Section 7.3(b).

“Food and Beverage Inventory” shall mean all food and beverage (alcoholic and non-alcoholic) held for sale to Hotel guests and others in the Ordinary Course or otherwise used in the operation of the Hotel (including the alcoholic beverage and other contents of any in-room service bars and mini-bars), subject to the depletion and restocking that occurs in the Ordinary Course. “Food and Beverage Inventory” shall not include Alcoholic Beverages if any applicable governmental regulation requires a separate sale and transfer of the Alcoholic Beverages.

“Franchise Agreement” shall mean that certain Hyatt Place Hotel Franchise Agreement dated as of June 30, 2014, by and between Seller, as franchisee, and Franchisor and any amendments or supplements thereto.

“Franchisor” shall mean Hyatt Place Franchising, L.L.C., a Delaware limited liability company.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Ground Lease” shall mean, collectively, as the same may be amended, assigned or replaced from time to time, that certain Ground Lease dated as of August 18, 2008 between Original Lessee, as ground lessee, and The Regents, as ground lessor, as amended by that certain First Amendment to Ground Lease dated as of June 15, 2012 between Original Lessee and The

Regents, as amended by that certain Consent to Assignment and Assumption of and Amendment to Ground Lease Documents dated as of June 30, 2014 by and among Original Lessee, The Regents and Seller, and as assigned to Seller pursuant to the Assignment of Ground Lease Documents.

“Ground Lease Assignment Agreement” shall have the meaning given in Section 6.2(a).

“Ground Lease Documents” shall mean, collectively, the Ground Lease, the Campus Services Agreement, the Employee Services Agreement and the Infrastructure Agreement.

“Hotel” shall mean that certain one hundred twenty-seven (127) room hotel and related improvements commonly known as of the Effective Date as the Hyatt Place, UC Davis, located at 173 Old Davis Road Extension, Davis, California 95616.

“Hotel Management Agreement” shall mean that certain Management Agreement dated as of June 23, 2014, by and between Seller and Hotel Manager and any amendments or modifications thereof.

“Hotel Manager” shall mean InnVentures IVI LP, a Delaware limited partnership.

“Hotel Manager Records” shall mean any books and records relating to the Hotel that are owned or maintained by Hotel Manager with respect to Seller’s period of ownership. “Hotel Manager Records” shall exclude any Protected Materials.

“Hotel Owner Records” shall mean any books and records relating to the Hotel that are owned or maintained by Seller. “Hotel Owner Records” shall exclude any Protected Materials.

“Hotel Payables” shall have the meaning given in Section 5.1(f).

“Hotel Records” shall mean, collectively, (a) the Hotel Owner Records and (b) the Hotel Manager Records, but only to the extent that the consent or approval of Hotel Manager to the transfer of such Hotel Manager Records has been obtained by Seller prior to the Scheduled Closing Date.

“Infrastructure Agreement” shall mean, collectively, that certain Infrastructure Agreement entered into by Original Lessee and The Regents dated as of August 18, 2008, as assigned to Seller pursuant to that certain Assignment of Ground Lease Documents.

“Intangible Property” shall mean all (a) trademarks, trade names, service marks, fictitious business names, logos or other names, marks or designs used exclusively in connection with the operation of the Hotel, together with the goodwill associated with the use thereof, (b) telephone exchange numbers and websites identified with the Hotel, and (c) all other intangible property of whatever nature used by Seller exclusively in connection with the ownership and operation of the Hotel, but excluding in connection with any and all of the foregoing any Protected Materials, Protected Personal Property and any of the foregoing that is proprietary to Franchisor or Hotel Manager and any intellectual property owned by Franchisor or Hotel Manager.

“Internal Revenue Code” shall have the meaning given in Section 7.1(f).

“Inventory” shall mean all articles of personal property that are held for resale and situated at the Hotel on the Closing Date, including inventory held for sale in any gift shop or news stand operated by Seller or Hotel Manager, subject to depletion and restocking that occurs in the Ordinary Course, but excluding: (a) Consumables, (b) Operating Equipment, (c) Food and Beverage Inventory and (d) Protected Personal Property.

“Key Money Guaranty Assignment” shall have the meaning given in Section 6.2(n).

“Key Money Repayment Obligation” shall mean the obligation to repay the Unamortized Key Money (as such term is defined in the Franchise Agreement) to Franchisor pursuant to Section 6.10 of the Franchise Agreement.

“Landlord Consent” shall have the meaning given in Section 6.2(b).

“Landlord Estoppel Certificate” shall have the meaning given in Section 6.2(c).

“Laws” shall mean, collectively, all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations applicable to Seller, Buyer or the Property.

“Leased Employees” shall mean all Landlord Leased Employees (as such term is defined in the Employee Services Agreement) providing services to the Hotel pursuant to the Employee Services Agreement.

“Leased Personal Property” shall mean any items listed in the definition of “FF&E” that are leased rather than owned by Seller or Hotel Manager.

“Leasehold Interests” shall mean Seller’s interest in, to and under the Ground Lease Documents.

“Liabilities” shall mean, collectively, any and all losses, costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees), fees, penalties, demands or obligations of any kind or nature whatsoever, including Employee Liabilities and Employee Services Liabilities.

“Licenses and Permits” shall mean, collectively, all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental authority in connection with the Hotel or the operation of the Hotel, together with all renewals and modifications thereof. “Licenses and Permits” shall not include the Liquor License.

“Liquor License” shall mean any existing alcoholic beverage license held by Liquor Licensee in connection with operation of the Hotel.

“Liquor Licensee” shall mean InnVentures F&B Services, LLC, a California limited liability company.

“Manager Service Contracts” shall mean the agreements listed in Exhibit O.

“New Franchise Agreement” shall have the meaning given in Section 5.4.

“New Management Agreement” means the hotel management agreement between Buyer and Hotel Manager.

“Official Records” shall have the meaning given in the definition of “Permitted Exceptions”.

“Omnibus Assignment and Assumption Agreement” shall have the meaning given in Section 6.2(e).

“Operating Equipment” shall mean all china, glassware, linens, towels, bedding, upholstery material, carpets, rugs, silverware, uniforms and other “operating inventory” (as defined in the Uniform System of Accounts) situated at the Hotel on the Closing Date that are owned by Seller and are used or held in reserve storage for future use in connection with the operation of the Hotel, subject to the depletion and restocking that occurs in the Ordinary Course, excluding any Protected Personal Property.

“Ordinary Course” shall mean the normal course of day-to-day operations of the Hotel, in a manner that does not materially vary from the policies, practices and procedures in effect as of the Effective Date, but taking into account the termination of the Hotel Management Agreement and, if applicable, hotel management transition to occur at or prior to Closing, as contemplated by this Agreement.

“Original Lessee” shall mean University Hospitality Group, LLC, a California limited liability company.

“Other Taxes” shall have the meaning given in Section 7.2(n).

“Outside Accountants” shall have the meaning given in Section 5.1(n).

“Owner Service Contracts” shall mean the agreements listed in Exhibit P.

“Owner’s Title Policy” shall mean a 2006 ALTA owner’s leasehold title insurance policy issued by the Title Company in an aggregate amount equal to the Purchase Price.

“Permitted Exceptions” shall mean and include all of the following: (a) applicable zoning, building and land use Laws and any other exception that is required to be recorded by any governmental authority pursuant to applicable Laws, (b) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (c) the Ground Lease Documents and any memorandum recorded in the Official Records of Yolo County (the “Official Records”) which references the Ground Lease Documents or any one of them; (d) any exceptions caused by any Buyer’s Representative or agreed to in writing by Buyer, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof, and (f) those matters set forth on Schedule B to the Title Commitment and items disclosed by the Survey, which Buyer accepts or is deemed to have accepted in accordance with Section 3.1 below.

“Personal Property” shall mean (a) the items of tangible personal property consisting of all FF&E, Consumables, Food and Beverage Inventory, Operating Equipment, Inventory and other tangible personal property of every kind and nature located at the Hotel and owned or leased by Seller, and (b) the items of intangible personal property consisting of all the Intangible Property, the Bookings, the Hotel Records and the Licenses and Permits, in each case excluding any Protected Materials. To the extent any of the foregoing categories of property may consist of both tangible and intangible property, “Personal Property” shall include all of the personal property encompassed by such category, notwithstanding any classification of such property as tangible or intangible.

“PIP” shall have the meaning given in Section 8.5.

“Post-Closing Statement” shall have the meaning given in Section 5.1(m).

“Prior Tax Years” shall have the meaning given in Section 5.1(o).

“Proceedings” shall have the meaning given in Section 11.15.

“Prohibited Person” shall have the meaning given in Section 7.1(c).

“Property” shall have the meaning given in Section 2.1.

“Protected Materials” shall mean (a) any books, records or files (whether in a printed or electronic format) that consist of the following: Seller’s, Hotel Manager’s or Franchisor’s organizational documents or files or records relating thereto; appraisals; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, Hotel Manager, Franchisor or any direct or indirect owner of any beneficial interest in Seller, Hotel Manager, Franchisor or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Hotel Manager, Franchisor or any direct or indirect owner of any beneficial interest in Seller, Hotel Manager or Franchisor which is proprietary or privileged under applicable Laws; (b) any other proprietary materials, including proprietary management systems, software data and computer hardware that are used in connection with the proprietary management systems and accounting systems, including any software owned by Hotel Manager or Franchisor, and any intellectual property of Hotel Manager or Franchisor; and (c) any service marks, trademarks, trade names, insignias and logos owned by Hotel Manager or Franchisor or their respective affiliates.

“Protected Personal Property” shall mean any tangible personal property (located at the Property or otherwise used for Hotel services) bearing any service marks, trademarks, trade names, insignias or logos used for Hotel services, for other related goods and services and for the Hotel business associated therewith that contain the name of Hotel Manager or Franchisor or by reason of extent of usage are associated with hotels operated by Hotel Manager or Franchisor or their affiliates.

“Purchase Price” shall have the meaning given in Section 2.1.

“RCRA” shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., as the same may be amended from time to time.

“Real Property” shall mean, collectively, the Hotel and the Leasehold Interests, as more particularly described on Exhibit A attached hereto.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same in a manner reasonably acceptable to Buyer, provided that with respect to Required Removal Exceptions, Buyer shall have no obligation to accept affirmative insurance.

“Repair Work” shall have the meaning given in Section 8.10.

“Replacement Reserve Fund” shall mean the replacement reserve fund maintained in accordance with the requirements of Section 4.3 of the Ground Lease.

“Requesting Party” shall have the meaning given in Section 5.1(m).

“Required Removal Exceptions” shall mean, collectively, (i) any mortgage, deed of trust, assignment of leases and rents, or other monetary lien placed on the Property by Seller and affecting all or any portion of the Property, (ii) any mechanic’s or similar liens for work performed at the Property at Seller’s request, (iii) any judgment liens against Seller or the Property that are not caused by Buyer or any other Buyer’s Representatives of up to One Hundred Fifty Thousand Dollars ($150,000) in the aggregate and (iv) any other monetary liens on the Property of up to One Hundred Fifty Thousand Dollars ($150,000) in the aggregate that are not Permitted Exceptions or that are not caused by Buyer or any other Buyer’s Representatives.

“Retained Liabilities” shall mean: (i) any Employee Liabilities or Employee Services Liabilities that accrued with respect to the period of Seller’s ownership of the Property, except to the extent that Buyer receives a credit for any such Employee Liability or Employee Services Liability at Closing; (ii) third party tort and contract claims for personal injury that arise out of events occurring prior to the Closing Date during Seller’s ownership of the Property (except that Seller does not retain any Environmental Liabilities or any Liabilities related to the physical, structural or environmental condition of the Property); (iii) Liabilities of Seller accruing prior to the Closing Date during Seller’s ownership of the Property under the Ground Lease Documents, the Franchise Agreement, the Hotel Management Agreement and the Contracts, except to the extent that Buyer receives a credit therefor at Closing; (iv) Liabilities of Seller accruing prior to the Closing Date during Seller’s ownership of the Property for Sales Taxes and Other Taxes, except to the extent that Buyer receives a credit therefor at Closing; and (v) any other Liabilities pertaining to the period prior to the Closing Date during Seller’s ownership of the Property with respect to which Seller receives a credit at Closing, but only to the extent of such credit. For clarity, Retained Liabilities shall not include any Environmental Liabilities or any matters relating to the structural, physical or environmental condition of the Property, which Buyer is deemed to take the Property subject to as provided in Section 4.4 and for which Buyer is releasing Seller of any Liability, and any item for which Buyer receives a credit at Closing.

“ROFO Waiver” shall mean a waiver of the Right of Offer (as defined in the Ground Lease) under Section 3.13.1 of the Ground Lease in connection with the Transaction contemplated by this Agreement.

“ROFR Waiver” shall mean a waiver of the Right of Refusal (as defined in the Ground Lease) under Section 3.13.2 of the Ground Lease in connection with the Transaction contemplated by this Agreement.

“Sales Taxes” shall have the meaning given in Section 11.19(b).

“Scheduled Closing Date” shall mean January 20, 2017.

“Seller” shall have the meaning given in the preamble hereto.

“Seller Indemnified Parties” shall mean and include, collectively, (a) Seller; (b) any direct or indirect owner of any beneficial interest in Seller; and (c) any officer, director, member, manager, partner, advisor, shareholder, employee, representative, affiliate or agent of Seller, or of any direct or indirect owner of any beneficial interest in Seller.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) Franchisor; (c) The Regents; (d) any direct or indirect owner of any beneficial interest in Seller; (e) Liquor Licensee; (f) Seller’s existing mortgage lender; and (g) any officer, director, member, manager, partner, advisor, shareholder, employee, representative, affiliate or agent of Seller, Franchisor, The Regents, Liquor Licensee, Seller’s existing mortgage lender or of any direct or indirect owner of any beneficial interest in Seller.

“Seller Release Parties” shall mean and include, collectively, (a) Seller; (b) Franchisor; (c) any direct or indirect owner of any beneficial interest in Seller; (d) Seller’s existing mortgage lender; and (e) any officer, director, member, manager, partner, advisor, shareholder, employee, representative, affiliate or agent of Seller, Franchisor, Seller’s existing mortgage lender or of any direct or indirect owner of any beneficial interest in Seller.

“Seller’s Broker” shall mean HFF.

“Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of Matt Kenney and Hewitt Engram (the “Designated Representative”) and shall not be construed to impose upon the Designated Representative any other duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer’s Representatives or the contents of files maintained by the Designated Representative. There shall be no personal liability on the part of the Designated Representative arising out of any of the Seller’s Warranties.

“Seller’s Warranties” shall mean, collectively, Seller’s representations and warranties set forth in Sections 7.2 and 8.2 of this Agreement, as such representations and warranties may be deemed modified, qualified or waived by Buyer pursuant to the terms of Section 7.3 of this Agreement.

“Submission Matters” shall have the meaning given in Section 2.5.

“Survey” shall mean the survey prepared by Red Plains Surveying Company for Partner Engineering and Science, Inc. as Partner Project Number 16-177654.1, last revised January 12, 2017.

“Survival Period” shall have the meaning given in Section 7.3(c).

“Taxes” shall have the meaning given in Section 5.1(a).

“The Regents” shall mean The Regents of the University of California, a California public corporation.

“Title Commitment” shall mean the Chicago Title Insurance Company Title Commitment No. 00065643-001-TG3-DB, with an effective date of December 1, 2016.

“Title Company” shall mean Chicago Title Insurance Company, whose mailing address is 711 Third Ave, Suite 500, New York, New York 10017, Attention: Neal J. Miranda, (212-880-1237, neal.miranda@ctt.com.

“Transaction” shall mean the transaction contemplated by this Agreement.

“Unamortized Key Money” shall have the meaning given in Section 8.5.

“Uniform System of Accounts” shall mean the Eleventh Revised Edition of the Uniform System of Accounts for the Lodging Industry, published by the Educational Institute of the American Hotel and Motel Association.

“Union” shall mean the Coalition of University Employees/IBT Local 2010 and the American Federation of State, County and Municipal Employees.

“Union Contracts” shall mean, collectively, the agreements set forth on Exhibit B hereto.

“University’s Reimbursed Transaction Expenses” shall have the meaning given to such term in the Ground Lease.

“Unopened Inventory” shall have the meaning given in Section 5.1(g).

“Vouchers” shall have the meaning given in Section 5.1(j).

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act and any similar local or state laws or regulations.

“Warranties” shall mean, to the extent assignable, all warranties, if any, issued to the Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Hotel.

“Water Damage Escrow” shall have the meaning given to such term in Section 8.10.

SECTION 1.2.    Terms Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Any accounting term used but not defined herein shall have the meaning assigned to it in accordance with GAAP, unless the Uniform System of Accounts shall apply pursuant to the express terms of this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless such phrase already appears. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.

ARTICLE 2

SALE OF PROPERTY

SECTION 2.1.    Sale of Property. Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the following property (collectively, the “Property”), subject to the Permitted Exceptions:

(a)    the Hotel;

(b)    the Leasehold Interests;

(c)    the FF&E;

(d)    the Operating Equipment;

(e)    the Consumables;

(f)    the Food and Beverage Inventory;

(g)    the Inventory;

(h)    the Contracts, to the extent assignable;

(i)    the Bookings;

(j)    the Licenses and Permits, to the extent assignable;

(k)    the Intangible Property, to the extent assignable;

(l)    the Hotel Records;

(m)    the Easements;

(n)    the Warranties; and

(o)    the Protected Personal Property to the extent Seller has the right to transfer without any representation or warranty that Seller has the right to transfer.

Notwithstanding anything to the contrary in this Agreement, the Property shall not include: (i) the Protected Materials; (ii) the Leased Personal Property; (iii) items of personal property owned by Hotel Manager, Franchisor, Employees, Leased Employees, guests of the Hotel or other third parties; (iv) tax deposits, utility deposits and other deposits held by parties other than Seller; (v) any tax, insurance, FF&E, capital improvement, working capital and/or other escrows, impounds, accounts or reserves held by Seller’s lender, Hotel Manager or any other party (including any Replacement Reserve Fund established or maintained by Seller under Section 4.3.3 of the Ground Lease); (vi) any portion of or interest in the Protected Personal Property that Seller does not have the right to transfer: and (vii) all notes and other evidence of indebtedness (other than related to Accounts Receivable) issued to Seller as of the Closing Date. In consideration therefor, Buyer shall pay to Seller Thirty Two Million Two Hundred Thousand and No/100 Dollars ($32,200,000.00) (the “Purchase Price”), subject to certain closing adjustments and prorations pursuant to Article 5 hereof. The Purchase Price shall be paid in accordance with the terms of Section 2.4 hereof. Seller and Buyer shall exercise commercially reasonable efforts to agree to the allocation of the Purchase Price among the Real Property, the items of tangible Personal Property and the items of intangible Personal Property. If Buyer and Seller cannot agree upon the allocation of the Purchase Price, each party shall file federal, state and local returns based on each party’s own determination of the proper allocations of the Purchase Price, each bearing its own consequences of any discrepancies. A portion of the Purchase Price allocated to the Personal Property shall be further allocated to the Liquor License and Alcoholic Beverages, if required pursuant to Section 8.8.

SECTION 2.2.    Intentionally Omitted.

SECTION 2.3.    Intentionally Omitted

SECTION 2.4.    Cash at Closing. On the Scheduled Closing Date, Buyer shall deposit or cause to be deposited into escrow with the Escrow Agent an amount equal to the Purchase Price and as prorated and adjusted as set forth in Article 5 and Section 6.1 and as otherwise provided under this Agreement (such amount, the “Adjusted Purchase Price”), in immediately available funds as more particularly set forth in Section 6.1. Such funds shall be held and delivered by Escrow Agent in accordance with the terms of this Agreement and Exhibit C.

SECTION 2.5.    Submission Matters. Buyer acknowledges and agrees that Buyer has received copies of the following (collectively, the “Submission Matters”):

(a)    Copies of each of the Ground Lease Documents.

(b)    Copies of all Licenses and Permits set forth on Schedule 7.2(r) and the Liquor License.

(c)    A copy of the Franchise Agreement.

(d)    Copies of all Contracts set forth on Schedule 7.2(e).

(e)    Copies of the Union Contracts.

(f)    A copy of the most recent profit and loss statement prepared by Hotel Manager with respect to the Hotel and year-end financial statements for the Hotel by Hotel Manager for 2015 and 2016, to the extent available.

ARTICLE 3

TITLE MATTERS

SECTION 3.1.    Required Removal Exceptions. Buyer acknowledges and agrees that prior to the Effective Date, Buyer had the opportunity to review the Title Commitment and the Survey and Buyer hereby approves all exceptions to title shown in the Title Commitment and all matters shown on the Survey.

SECTION 3.2.    Delivery of Title and Title Insurance. It shall be a condition to Buyer’s obligation to close the Transaction that the Title Company shall be irrevocably committed to issue the Owner’s Title Policy to Buyer, insuring that title to the Real Property is vested in Buyer, subject only to the Permitted Exceptions. By acceptance of the Ground Lease Assignment Agreement and the closing of the purchase of the Property, Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property.

ARTICLE 4

INVESTIGATIONS; AS-IS SALE

SECTION 4.1.    Investigations. Buyer acknowledges and agrees that prior to the Effective Date, Buyer had the opportunity to examine and investigate the Property, the Submission Matters and all other matters that Buyer deemed necessary or desirable in connection with its planned acquisition of the Property and that Buyer has approved the condition of the Property and all Submission Matters. Any costs incurred by Buyer in examining and investigating the Property under this Agreement shall be at Buyer’s sole cost and expense.

SECTION 4.2.    Inspection. Buyer acknowledges that prior to the Effective Date, Buyer’s Representatives conducted such surveys, investigations and inspections of the Property as Buyer deemed necessary and Buyer has approved all such surveys, investigations and inspections of the Property and Buyer’s execution of this Agreement shall constitute Buyer’s election to proceed with the acquisition of the Property.

SECTION 4.3.    Intentionally Omitted.

SECTION 4.4.    As-Is Provisions.

(a)    As-Is Sale. Buyer acknowledges and agrees that:

(i)    The Property shall be sold, and Buyer shall accept possession of the Property as of Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in Seller’s Warranties or Seller’s Retained Liabilities or in any covenants of Seller in this Agreement that expressly survive the Closing.

(ii)    Except for Seller’s Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the materials delivered or made available to any Buyer’s Representatives, including the accuracy and completeness thereof, or the results of Buyer’s due diligence. Buyer acknowledges and agrees that all materials, data and information delivered by or on behalf of Seller to Buyer in connection with the Transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except to the extent otherwise expressly provided in any Seller’s Warranties. Without limiting the generality of the foregoing provisions, except to the extent otherwise expressly provided in any Seller’s Warranties, Buyer acknowledges and agrees that (a) any environmental, property condition or other report with respect to the Property that is delivered by or on behalf of Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by or on behalf of Seller to Buyer, except at the sole risk of Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity that prepared any such report delivered by or on behalf of Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report or in verbal communication.

(iii)    Buyer acknowledges and agrees that (A) Buyer has completed such due diligence as Buyer deems necessary or appropriate in its sole and absolute discretion, and (B) Buyer has independently confirmed to its satisfaction that it has received and reviewed all information that it considers material to its purchase of the Property and/or the Transaction.

(iv)    EXCEPT AS EXPRESSLY SET FORTH IN SELLER’S WARRANTIES, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE SUBMISSION MATTERS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN SELLER’S WARRANTIES. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED

WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, HOTEL MANAGER, FRANCHISOR OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN SELLER’S WARRANTIES. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ANY SELLER PARTIES WITH RESPECT THERETO, OTHER THAN SELLER’S WARRANTIES. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS OR ANY SUBMISSION MATTERS. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER AND SELLER SHALL NOT BE LIABLE TO BUYER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTION.

(b)    Release. Subject to the last sentence of this Section 4.4(b), by accepting the Ground Lease Assignment Agreement and closing the Transaction, Buyer, on behalf of itself, its affiliates and their respective successors and assigns, shall thereby, and does hereby, release each of the Seller Release Parties from, and waive any and all Liabilities against each of the Seller Release Parties for, attributable to, or in connection with the Property and the Transaction, whether known or unknown, direct or indirect, arising or accruing before, on or after Closing and whether attributable to events or circumstances that arise or occur before, on or after Closing, including the following: (i) any and all statements or opinions heretofore or hereafter made, or information furnished with respect to the Property to any Buyer’s Representatives, whether by any of the Seller Parties or any of their respective affiliates, employees, officers, directors, members, partners, agents, representatives or direct or indirect owners; (ii) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property, including all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about, emanating from, migrating to, or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA, RCRA, any state or local counterparts thereof, any regulations promulgated thereunder, or any related claims or causes of action (collectively, “Environmental Liabilities”); (iii) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property and (iv) any and all Liabilities with respect to the Repair Work, but in no event does the foregoing release include claims of Buyer resulting from fraud or other willful misconduct of Seller or the Seller Parties. Notwithstanding the foregoing, the provisions of this Section 4.4(b) shall not reduce, modify or limit Seller’s obligations provided herein with respect to Seller’s Warranties (except if waived in accordance with Section 7.3 of this Agreement) or Seller’s Retained Liabilities or any covenants of Seller in this Agreement that expressly survive the Closing.

(c)    Assumption of Liability. By accepting the Ground Lease Assignment Agreement and closing the Transaction, Buyer shall thereby and thereafter assume and take responsibility and liability for the following: (i) any and all Liabilities attributable to the Property to the extent that such Liabilities arise with respect to events occurring on or after the Closing Date, including, without limitation (A) under the Bookings, Contracts, the New Franchise Agreement, the Key Money Repayment Obligation, the New Management Agreement and Ground Lease Documents, and (B) any Employee Liabilities and Employee Services Liabilities other than any Employee Liabilities or Employee Services Liabilities that accrued during the period of Seller’s ownership of the Property except if Buyer receives a credit for any such Employee Liabilities or Employee Service Liabilities; (ii) any and all Liabilities for third party tort claims arising out of events that occur on or after the Closing Date; (iii) any and all Liabilities with respect to the structural, physical or environmental condition of the Property, whether such Liabilities are latent or patent, including all Environmental Liabilities and violations of any Law and any and all judgments, fines, penalties and other costs and liabilities related thereto (excluding Liabilities for third party tort claims that occur prior to the Closing during Seller’s ownership of the Property; provided that this exclusion shall not limit the scope of the release of Seller and the Seller Release Parties as set forth in Section 4.4(b)); (iv) any and all Liabilities related to the Repair Work; and (v) any and all Liabilities with respect to which Buyer receives a credit at Closing, including any Employee Liabilities or Employee Service Liabilities (collectively, the “Assumed Liabilities”). Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause. Buyer hereby agrees to indemnify, defend and hold harmless Seller and the Seller Indemnified Parties from and against any and all of the Assumed Liabilities. Seller shall continue to have responsibility and liability for the Retained Liabilities and agrees to indemnify, defend and hold harmless Buyer from and against any and all of the Retained Liabilities; provided that the liability of Seller pursuant to the foregoing indemnity shall not be subject to the Survival Period or the Cap Amount. The provisions of this Section 4.4(c) shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement).

(d)    Successors and Assigns. The provisions of this Section 4.4 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement).

(e)    Reaffirmation and Survival. The provisions of this Section 4.4 shall be deemed reaffirmed by Buyer and Sections 4.4(c) and 4.4(d) shall be deemed reaffirmed by Seller delivery and acceptance of the Ground Lease Assignment Agreement and shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) or earlier termination of this Agreement.

SECTION 4.5.    Limitation on Seller’s Liability.

(a)    Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, (i) the maximum aggregate liability of the Seller, and the maximum aggregate amount that may be awarded to and collected at any time by Buyer, in connection with the Transaction, the Property and any Liabilities attributable to Seller or the Property, under this Agreement, under any Closing Documents or otherwise in connection with the Property, including in connection with the breach of any covenant of Seller contained in this Agreement or any Closing Document (other than any such covenant that has been waived by Buyer, for which Seller shall have no further liability to Buyer) or of any of Seller’s Warranties shall not exceed Eight Hundred Five Thousand Dollars ($805,000.00) (the “Cap Amount”); provided, however, that notwithstanding the foregoing, the Retained Liabilities and Seller’s re-proration obligations under Section 5.1 below shall not be subject to or limited by the Cap Amount and such liabilities shall not be applied to reduce the amount of the Cap Amount; and (ii) no claim by Buyer may be made, and Seller shall not be liable for any judgment in any action based upon any claim, in connection with the Transaction, the Property and any Liabilities attributable to Seller or the Property, under this Agreement, and under all Closing Documents including in connection with the breach of any covenant of Seller contained in this Agreement or any Closing Document (other than any such covenant that has been waived by Buyer, for which Seller shall have no further liability to Buyer), unless and until such claim is for an aggregate amount in excess of the Floor Amount; provided, however, that notwithstanding the foregoing, Seller’s re-proration obligations under Section 5.1 below shall not be subject to the Floor Amount. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not have any recourse to any member, partner, shareholder, stockholder, manager, representative, affiliate, officer, director, beneficial owner, employee, advisor or agent of Seller for any liabilities of Seller in connection with the Transaction (including the Retained Liabilities), the Property and any Liabilities attributable to the Property, under this Agreement, or under any Closing Document or otherwise in connection with the Property or Transaction.

(b)    Escrow Holdback. At Closing, an amount equal to the Cap Amount shall be held back from Seller’s proceeds from the sale of the Property and deposited into a segregated interest-bearing account with Escrow Agent pursuant to the terms and conditions of an escrow holdback agreement substantially in the form attached hereto as Exhibit M (the “Escrow Holdback Agreement”).

(c)    Survival. The provisions of this Section 4.5 shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or any earlier termination of this Agreement.

ARTICLE 5

ADJUSTMENTS AND PRORATIONS

SECTION 5.1.    Prorations, Credits and Other Adjustments. At Closing, Buyer and Seller shall prorate all items of income and expense that are customarily prorated between a purchaser and seller for hotel properties comparable to the Hotel, including the prorations and other adjustments provided below, and the net amount consequently owing to Seller or Buyer, as applicable, shall be added to or subtracted from the proceeds of the Purchase Price payable to Seller at Closing. Seller and Buyer shall, or shall by mutual agreement designate a third party accountant to, prepare a statement of prorations, credits and other adjustments (the “Closing Statement”) in a mutually acceptable format, with the understanding that any deviations from the requirements of this Section 5.1 shall be “trued-up” in the Post-Closing Statement pursuant to the terms of this Agreement.

(a)    Proration of Taxes. All real estate ad valorem taxes, general assessments and special assessments and all personal property ad valorem taxes assessed against the Real Property (generically and collectively, “Taxes”), which are payable in the 2016-2017 fiscal tax year (the “Closing Tax Year”) shall be prorated between Buyer and Seller as of the Closing Date. Prior to Closing, Seller shall have paid the first installment Taxes for the Closing Tax Year. At Closing, Seller and Buyer will prorate the second installment Taxes for the Closing Tax Year based upon the relative ownership by each party of the Property during the period commencing January 1, 2017 and ending June 30, 2017. Seller retains the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period that encompasses any period prior to the Closing Tax Year, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. For the avoidance of doubt, all Taxes, even if payable by Seller as “Rent” under the Ground Lease Documents, shall be known as “Taxes” and treated as such for all purposes under this Agreement.

(b)    General Proration of Expenses. The following items of expense with respect to any portion or aspect of the Hotel shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date (the “Cut-Off Time”), such that expenses attributable to the period prior to the Cut-Off Time shall be the responsibility of Seller, and the expenses attributable to the period following the Cut-Off Time shall be the responsibility of Buyer:

(i)    All charges and expenses under any Contracts.

(ii)    All utility charges (but excluding any utility deposits, the full amount of which shall be credited to Seller as set forth in Section 5.1(l)).

(iii)    Rent and other amounts payable under the Ground Lease Documents to The Regents.

(iv)    Prepaid expenses of the Property including the expense of all assignable Licenses and Permits obtained in connection with the operation of the Hotel to the extent assigned to the Buyer at Closing.

(v)    All other Hotel operating expenses, other than employment expenses (which are covered by Section 5.1(c) below).

(c)    Employment Expenses. Except as provided otherwise in this Agreement, Seller shall be responsible for all wages and other compensation accrued by Employees and all Employee Services Liabilities relating to the period prior to the Cut-Off Time, and the Buyer shall be responsible for all wages and other compensation accrued by Employees, and all Employee Services Liabilities payable with respect to the period, on or after the Cut-Off Time; provided, however, that Buyer shall receive a credit against the Purchase Price if it assumes the liability for any Employee wages and compensation or Employee Services Liabilities that have accrued but have not been paid as of the Cut-Off Time and set forth in the Closing Statement approved by Buyer and Seller.

(d)    Hotel Revenues. Seller shall receive all revenues from the Hotel guest rooms and facilities occupied on the evening immediately preceding the Closing Date (including any such sales from telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocable to such rooms with respect to the evening immediately preceding the Closing Date) and determined as of the Cut-Off Time by the night audit conducted on the evening of the day prior to the Closing Date (the “Cut-Off Revenue Time”), with Buyer receiving all revenues received after the Cut-Off Revenue Time; provided that all revenues from the Hotel guest rooms from the Closing Date attributable to guests who were occupying rooms as of the Cut-Off Revenue Time shall be divided equally between Buyer and Seller. At Closing, all revenues from the Hotel guest rooms and facilities that are payable to third parties in respect of revenue earned before the Cut-Off Revenue Time (including any sales taxes, room taxes, occupancy taxes and other taxes charged to guests in such rooms) shall be allocated to Seller, and Buyer shall be allocated all of such revenue received after the Cut-Off Revenue Time. All revenues from restaurants, lounges, vending machines and other service operations conducted at the Hotel shall be allocated to either Seller or Buyer based on whether the same accrued before or after the Cut-Off Revenue Time as described in the preceding sentence, and Seller shall cause Hotel Manager or Seller’s designee to separately record sales occurring before and after the Cut-Off Revenue Time in the Hotel.

(i)    Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Buyer, based on when the function therein commenced, with (A) one-day functions commencing prior to the Cut-Off Time but ending prior to 5:00 a.m. on the Closing Date being allocable to Seller, (B) functions commencing after the Cut-Off Revenue Time being allocable to Buyer, and (C) multi-day functions commencing prior to the Closing Date being allocated between Seller and Buyer according to when the event commences and ends, with revenues attributable to the period prior to the Closing Date allocable to Seller, and revenues attributable to the period from and after the Closing Date allocable to Buyer.

(ii)    At Closing, Seller shall receive a credit for accounts receivable but not actually collected by Seller or Hotel Manager prior to the Cut-Off Revenue Time (“Accounts Receivable”) equal to 100% of Accounts Receivable that are not more than 90 days past due as of the Closing Date, and following Closing, Buyer shall have the exclusive right to collect the same. Seller shall not receive a credit at Closing for Accounts Receivable more than 90 days past due but shall have the right to receive them from Hotel Manager if collected by Hotel Manager.

(iii)    Any operating revenues not otherwise provided for in this Section 5.1(d) shall be prorated between Buyer and Seller as of the Cut-Off Time.

(e)    Operating Account; Reserve; House Banks. At Closing, Seller shall receive a credit for all cash on hand and in all “house banks” at the Hotel to the extent the same remains at the Hotel or is transferred to Buyer at Closing. At Closing, Seller shall take possession of all working capital, FF&E reserves, the Replacement Reserve Fund and all other escrows, impounds, accounts and reserves held by Seller’s existing mortgage lender, Hotel Manager or any other party.

(f)    Hotel Payables. At Closing, all outstanding accounts payable for the Hotel shall be prorated as of the Cut-Off Revenue Time (“Hotel Payables”), and Buyer shall receive a proration credit therefor and shall assume the obligation to satisfy such Hotel Payables, including all obligations of Seller to pay for any (i) Operating Equipment, Consumables, Inventory, Food and Beverage Inventory or other items ordered by or for the benefit of Seller but that are not yet received as of the Closing Date, and (ii) items or services listed on the purchase order log prepared by Hotel Manager, which list shall be updated by Hotel Manager or Seller’s designee immediately prior to Closing and delivered to Buyer.

(g)    Credit for Certain Inventories. As of the date immediately prior to the Closing Date, Seller and Buyer shall jointly conduct or cause Hotel Manager or any joint designee of Buyer and Seller to conduct an inventory of (i) all Inventory and (ii) all Food and Beverage Inventory, in each case, that are unused and in unopened cases (or bottles or jars in the case of Food and Beverage Inventory) and located at the Hotel (“Unopened Inventory”), and shall deliver a written report covering such Unopened Inventory to Seller and Buyer. The parties hereby agree that Seller shall receive a credit for all Unopened Inventory at Closing in the amount of the actual cost paid by Seller for the same. Seller shall not receive a credit at Closing for any other supplies, inventories or personal property.

(h)    Credit for Reservation Deposits. Buyer shall receive a proration credit equal to the aggregate amount of advance cash (including credit card charges that have been paid by the applicable credit card company) deposits that shall have been actually received by Seller prior to the Cut-Off Time on account of Bookings for the use or occupancy of the Hotel after the Cut-Off Time.

(i)    Regarding Hotel Prorations Generally. Unless expressly provided herein otherwise: (i) all prorations hereunder with respect to the Hotel shall be made as of the Cut-Off Time, (ii) all prorations shall be made on an actual daily basis, and (iii) for purposes of such prorations, all items of revenue and expense with respect to the Hotel’s operations shall be classified and determined in accordance with the Uniform System of Accounts and otherwise in accordance with GAAP. Except as otherwise expressly provided herein, in any case in which Buyer receives a credit at Closing on account of any obligation of Seller hereunder, Seller shall have no further liability for such obligation to the extent of the credit so given, and Buyer shall pay and discharge the same.

(j)    Vouchers. Buyer shall (i) honor all outstanding unexpired gift certificates, coupons or other writings issued by Seller, Franchisor or Hotel Manager that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item, such as room night or meals) to be applied against the usual charge for rooms, meals and/or goods and services at the Hotel listed in Schedule 5.1(j) attached hereto and incorporated herein by this reference, as updated as of the Closing Date (collectively, “Vouchers”); and Buyer shall receive a credit to the Purchase Price in the agreed upon value of such Vouchers as set forth on Schedule 5.1(j).

(k)    Intentionally deleted.

(l)    Utility Deposits. At Closing, Seller shall receive a credit for all refundable cash or other deposits posted with utility companies serving the Hotel or any governmental agencies or authorities or posted pursuant to any operating agreement, or at Buyer’s option, Buyer shall post all required deposits and Seller shall have the right to request refunds from the applicable parties after Closing.

(m)    Post-Closing Statement; Post-Closing Adjustments. Except for (i) prorations for real estate taxes and other assessments, which shall be adjusted within fifteen (15) Business Days of receipt of the tax bill for the tax year in which the Closing occurs, (ii) prorations of real estate tax refunds and related expenses, which shall be adjusted as provided in Section 5.1(o), (iii) prorations of sales taxes that are subject to an audit, which shall be adjusted within fifteen (15) Business Days of completion of any such audit, and (iv) prorations for Rent (as defined in the Ground Lease) under the Ground Lease, which shall be adjusted as provided in the Ground Lease (the items referred to in the foregoing clauses (i)-(iv), collectively, “Deferred Adjustment Items”), Buyer and Seller shall make a one-time post-Closing adjustment of any item of income and expense subject to adjustment as provided above that was either incomplete or incorrect (whether as a result of an error in calculation or a lack of complete and accurate information) as of the Closing Date. The parties will prepare and approve a statement of prorations (the “Post-Closing Statement”) within ninety (90) days following the Closing Date, and the party in whose favor the original incorrect adjustment or error was made (“Adjusting Party”) shall pay to the other party (“Requesting Party”) the sum necessary to correct such prior incorrect adjustment or error within ten (10) days after delivery of the Post-Closing Statement. Notwithstanding any provision of this Agreement to the contrary, all items required to be adjusted pursuant to this Section 5.1(m) shall be adjusted within ninety (90) days of Closing (except for Deferred Adjustment Items, which shall be re-adjusted within the period set forth above), and such adjustment shall be final and no further adjustment to the prorations or the Purchase Price shall be made.

(n)    Resolution of Disputes. In the case of a dispute under this Section 5.1, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved by the date that is thirty (30) days after the delivery of the original notice of the claimed adjustment by Buyer or Seller, but not to exceed ninety (90) days after the Closing Date, then the parties shall submit such dispute to a “big four” accounting firm designated by Seller (the “Outside Accountants”), and the determination of the Outside Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Outside Accountants shall be shared equally by Buyer, on the one hand, and

Seller on the other hand. At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Outside Accountants), any amount that shall be payable to the Requesting Party by the Adjusting Party as a result of such adjustment or determination shall be paid within ten (10) Business Days after the date on which such agreement or determination shall have been made.

(o)    Seller Tax Appeal. Seller shall have the right to control the progress of, and to make all decisions (including any decision to settle) with respect to, any contest or appeal of the real estate taxes and personal property taxes for the Property for tax years prior to the fiscal tax year in which Closing occurs (“Prior Tax Years”) and Buyer shall have the right to control the progress of, and to make all decisions (including any decision to settle), with respect to, any contest or appeal of the real estate Taxes and personal property Taxes for the Property for the Closing Tax Year; provided that Buyer shall keep Seller reasonably informed regarding the status of any such contest or appeal with respect to the taxes attributable to the Closing Tax Year. The parties shall cooperate with each other in connection with any such contest or appeal. To the extent any real estate or personal property tax refunds or credits are received after Closing with respect to the Property and such refunds or credits are attributable to real estate or personal property taxes paid for any Prior Tax Year, or for any periods of the Closing Tax Year prior to the Closing Date, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any other party under the Ground Lease Documents). To the extent any such refunds or credits are attributable to real estate or personal property taxes paid for the Closing Tax Year, such amounts shall be distributed as follows (subject, however, to any conflicting provisions of the Ground Lease Documents): first, to reimburse Seller and Buyer for all costs incurred in connection with the contest; second, with respect to refunds payable pursuant to the Ground Lease Documents to any parties thereto, to such parties in accordance with the terms of such Ground Lease Documents; third, to Seller to the extent such appeal covers the period prior to the Closing Date; and fourth, to Buyer to the extent such appeal covers the period from and after the Closing Date.

(p)    Survival. The provisions of this Section 5.1 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) until both parties agree, in writing, that all obligations of the parties hereunder have been satisfied and fully complied with and shall not be deemed merged into any instrument of conveyance delivered at the Closing.

SECTION 5.2.    Safe Deposit Boxes. To the extent applicable, on the Closing Date, Seller shall cause Hotel Manager to make available to Buyer at the Hotel all receipts and agreements in Hotel Manager’s possession or control relating to all safe deposit boxes in use at the Hotel, other than safes or lockboxes, if any, located inside individual guest rooms in the Hotel. From and after the Closing, Seller shall be relieved of any and all responsibility in connection with each said box, and Buyer shall indemnify and defend the Seller and the Seller Indemnified Parties and hold them harmless from and against any claim, liability, out-of-pocket cost or expense (including reasonable attorneys’ fees) incurred by them, to the extent relating to items in such safety deposit boxes as of the Closing Date. Seller shall indemnify, defend and hold harmless Buyer and its affiliates from any other liability, claim, out-of-pocket cost or expense (including reasonable attorneys’ fees) to the extent relating to any such safety deposit box arising or attributable to the period prior to the Closing Date. If Seller or Buyer should elect, as part of the Closing, they shall jointly, with each holder of any such safety deposit boxes, inventory the contents of such safety deposit boxes and seek to have the holder thereof confirm to Seller and Buyer, in writing, its contents as of the Closing. The provisions of this Section 5.2 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement).

SECTION 5.3.    Inventory of Baggage. The representatives of Seller and/or Hotel Manager, and of Buyer shall prepare an inventory of baggage at the Hotel as of 9:00 a.m. on the Closing Date (which inventory of baggage shall be binding on all parties thereto) of (i) all luggage, valises and trunks checked or left in the care of the Hotel by guests then or formerly in the Hotel, (ii) parcels, laundry, valet packages and other property of guests checked or left in the care of the Hotel by guests then or formerly in the Hotel (excluding, however, property in Hotel safe deposit boxes), and (iii) all items contained in the Hotel “lost and found”. Buyer shall be responsible from and after the Closing Date for all baggage and other items listed in such inventory of baggage, and Buyer shall indemnify, defend and hold Seller and the Seller Indemnified Parties harmless from and against any claim, liability, out-of-pocket cost or expense (including reasonable attorneys’ fees) actually incurred by Seller or any Seller Party to the extent relating to items listed in such inventory. Seller shall indemnify, defend and hold harmless Buyer and its affiliates from any other any claim, liability, out-of-pocket cost or expense (including reasonable attorneys’ fees) to the extent relating to guest baggage, packages and other property of guests checked or left in the care of the Hotel by guests then or formerly in the Hotel arising or attributable to the period prior to the Closing Date and not noted on the inventory provided in this Section 5.3. The provisions of this Section 5.3 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement).

SECTION 5.4.    Closing Costs. Buyer shall pay: (i) the fees and expenses of any counsel representing Buyer in connection with the Transaction; (ii) the premium for the Owner’s Title Policy (including any endorsements and affirmative insurance requested by Buyer); (iii) the cost of obtaining the Survey; (iv) all recording and filing fees; (v) one-half (1/2) of any escrow fees charged by the Escrow Agent and/or Title Company in connection with the Closing; (vi) all costs incurred in connection with Buyer’s application to Franchisor to obtain Franchisor’s consent to a new franchise agreement between Buyer and Franchisor permitting the operating of the Hotel as a Hyatt Place after the Closing (the “New Franchise Agreement”), including without limitation any inspection fees in connection with a property improvement plan agreed to by Franchisor and Buyer in connection with the New Franchise Agreement; and (vii) and all amounts incurred by the Buyer in connection with any transfer of the Liquor License and Alcoholic Beverages hereunder, including application fees. Seller shall pay: (a) the fees and expenses of any counsel representing Seller in connection with the Transaction; (b) one-half (1/2) of any escrow fees charged by the Escrow Agent and/or Title Company in connection with the Closing; (c) the University’s Reimbursed Transaction Expenses; (d) any transfer tax that becomes payable by reason of the assignment or transfer of any of the Ground Lease Documents or the recordation of the Ground Lease Assignment Agreement; and (e) any sales or use taxes on the portion of the Purchase Price allocated to the FF&E provided that Buyer and Hotel Manager shall not take any action inconsistent with reporting the sale as qualifying for the occasional sales tax exemption. Any other costs and expenses of Closing that are not addressed in this Agreement shall be allocated between Seller and Buyer in accordance with the customary practice in Yolo County, California. The provisions of this Section 5.4 shall survive the Closing or any termination of this Agreement.

ARTICLE 6

CLOSING

SECTION 6.1.    Closing Mechanics.

(a)    The parties shall conduct a New York style escrow closing through the Escrow Agent so that it will not be necessary for any party to attend Closing.

(b)    Intentionally Omitted.

(c)    Intentionally Omitted.

SECTION 6.2.    Seller’s Closing Deliveries. At Closing, Seller shall deliver the following:

(a)    Assignment and Assumption of Ground Lease. Three (3) original counterparts of an assignment and assumption of the Ground Lease in substantially the form of Exhibit D attached hereto (the “Ground Lease Assignment Agreement”), executed and acknowledged by Seller.

(b)    Landlord Consent. Three (3) duly executed counterpart originals of the Consent to Assignment and Assumption and Amendment to Ground Lease Documents in substantially the form of Exhibit K attached hereto (the “Landlord Consent”), executed by Seller and The Regents.

(c)    Landlord Estoppel Certificate. One (1) original of an estoppel certificate dated not more than thirty (30) days prior to the Scheduled Closing Date, in substantially the form of Exhibit L attached hereto (the “Landlord Estoppel Certificate”).

(d)    Bill of Sale. One (1) original of a bill of sale in the form of Exhibit E attached hereto, executed by Seller.

(e)    Omnibus Assignment and Assumption Agreement. Two (2) original counterparts of an assignment and assumption agreement in the form of Exhibit F attached hereto (the “Omnibus Assignment and Assumption Agreement”), executed by Seller.

(f)    Non-Foreign Person Certificate. One (1) original of a non-foreign person certificate in the form of Exhibit G attached hereto, as required by Section 1445 of the Internal Revenue Code, executed by 173ODRE9 Holdings, LLC, a Delaware limited liability company, the sole member of Seller.

(g)    Evidence of Authority. Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s consummation of the Transaction, including Seller’s execution of this Agreement and the Closing Documents required to be delivered by Seller.

(h)    Other Documents. One (1) original of an owner’s affidavit in the form of Exhibit I attached hereto and such other documents as are legally required to record the Ground Lease Assignment Agreement, as may be reasonably required by the Title Company to consummate the Transaction or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(i)    Other Transfer Documents. A California 593-C withholding tax certificate, executed by Seller.

(j)    Closing Statement. The Closing Statement, setting forth the prorations, Closing costs and other adjustments to the Purchase Price to be made pursuant to this Agreement, in a form mutually acceptable to Seller and Buyer, executed by Seller.

(k)    Keys and Original Documents. Keys to all locks at the Hotel in Seller’s possession and originals or, if originals are not available, copies, of all of the Submission Matters, in each case to the extent not previously delivered to Buyer.

(l)    Intentionally Omitted.

(m)    Escrow Holdback Agreement. Three (3) original counterparts of the Escrow Holdback Agreement, executed by Seller.

(n)    Assignment of Key Money Guaranty. Two (2) original counterparts of an assignment of Key Money Guaranty substantially in the form of Exhibit N attached hereto (the “Key Money Guaranty Assignment”), executed by Seller.

SECTION 6.3.    Buyer’s Closing Deliveries. At Closing, Buyer shall deliver the following:

(a)    Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b)    Assignment and Assumption of Ground Lease. Three (3) original counterparts of the Ground Lease Assignment Agreement, executed and acknowledged by Buyer.

(c)    Landlord Consent. Three (3) duly executed counterpart originals of the Landlord Consent, executed by Buyer.

(d)    Omnibus Assignment and Assumption Agreement. Two (2) original counterparts of the Omnibus Assignment and Assumption Agreement, executed by Buyer or its affiliate.

(e)    Evidence of Funding of Replacement Reserve Fund. Evidence that Buyer has established and funded, or will fund at Closing by wiring such funds to Escrow Agent, the Replacement Reserve Fund in accordance with Section 4.3 of the Ground Lease or in a manner otherwise agreed to by The Regents.

(f)    Change of Ownership Report. A duly executed Preliminary Change of Ownership Report.

(g)    Evidence of Authority. Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.

(h)    Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(i)    Closing Statement. The Closing Statement, setting forth the prorations, Closing costs and other adjustments to the Purchase Price to be made pursuant to this Agreement, in a form mutually acceptable to Seller and Buyer, executed by Buyer.

(j)    Intentionally Omitted.

(k)    Escrow Holdback Agreement. Three (3) original counterparts of the Escrow Holdback Agreement, executed by Buyer.

(l)    Assignment of Key Money Guaranty. Two (2) original counterparts of the Key Money Guaranty Assignment, executed by Buyer or its affiliate.

SECTION 6.4.    Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or prior to the Scheduled Closing Date:

(a)    Representations True. All Seller’s Warranties shall be true and correct in all material respects (subject to modification or waiver as set forth in Section 7.3) on and as of the Scheduled Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date.

(b)    Title Conditions Satisfied. The Title Company shall be irrevocably committed to issue the Owner’s Title Policy to Buyer.

(c)    Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller hereunder as of the Closing Date.

(d)    Landlord Consent, Landlord Estoppel Certificate, ROFO Waiver and ROFR Waiver. The Regents shall have executed and delivered the Landlord Consent, Landlord Estoppel Certificate, ROFO Waiver and ROFR Waiver.

(e)    Franchise Agreement. Franchisor shall have approved Buyer as a franchisee and executed and delivered the New Franchise Agreement.

(f)    New Management Agreement. Buyer and Hotel Manager shall have executed the New Management Agreement.

SECTION 6.5.    Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on the satisfaction or waiver of all of the following on or prior to the Scheduled Closing Date:

(a)    Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Scheduled Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date.

(b)    Buyer’s Deliveries Complete. Buyer shall have timely delivered the funds required under this Agreement and all of the documents to be executed by Buyer set forth in Section 6.3, Section 8.5 and Section 8.8 and shall have performed all other material obligations to be performed by Buyer at or prior to Closing.

(c)    Landlord Consent, Landlord Estoppel Certificate, ROFO Waiver and ROFR Waiver. The Regents shall have executed and delivered the Landlord Consent, Landlord Estoppel Certificate, ROFO Waiver and ROFR Waiver.

(d)    Termination of Franchise Agreement. Franchisor shall have executed the New Franchise Agreement and executed a termination agreement for the Franchise Agreement in Franchisor’s then standard form subject to reasonable changes requested by Seller, including a release of Seller from any Key Money Repayment Obligation.

(e)    New Management Agreement. Buyer and Hotel Manager shall have executed the New Management Agreement which shall require Hotel Manager to continue to be the counterparty with the Regents to the Employee Services Agreement and shall require Liquor Licensee to continue to maintain the Liquor License.

SECTION 6.6.    Waiver of Failure of Conditions Precedent. At any time on or before the Scheduled Closing Date, Seller or Buyer may elect in writing to waive the benefit of any condition to its obligations hereunder. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unsatisfied conditions set forth in this Article 6.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

SECTION 7.1.    Buyer’s Representations. Buyer represents and warrants to Seller as follows:

(a)    Buyer’s Authorization; Non-Contravention. Buyer (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, authorized to do business in the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (w) result in the violation of any Law or any provision of Buyer’s organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Buyer, (y) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, except as have been obtained.

(b)    Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws. Buyer has adequate capital to perform all of its obligations under this Agreement and the Closing Documents.

(c)    OFAC; Patriot Act. None of Buyer, nor, to Buyer’s knowledge, any person or entity that owns a controlling interest in Buyer or any of their respective affiliates, nor, to Buyer’s knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (i) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (ii) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (iii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (iv) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (v) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (A) any U.S. anti-money laundering law, (B) the Foreign Corrupt Practices Act, (C) the U.S. mail and wire fraud statutes, (D) the Travel Act, (E) any similar or successor statutes or (F) any regulations promulgated under the foregoing statutes.

(d)    No Financing Contingency. The Transaction is not subject to any financing contingency and no financing for the Transaction shall be provided by Seller. Buyer has or will have at the Closing sufficient cash or other sources of immediately good funds to enable it to make payment of the Adjusted Purchase Price and any other amounts to be paid by it hereunder.

(e)    Franchise Agreement. Buyer or its affiliates have the necessary business experience, aptitude and financial resources to operate the Hotel and meet Franchisor’s applicable standards for Hyatt Place Hotel franchisees. Buyer is not a Brand Owner (as defined in the Franchise Agreement). None of Buyer’s property or interests is subject to being blocked under, and Buyer is not in violation of any of the Anti-Terrorism Laws (as defined in the Franchise Agreement).

(f)    Ground Lease. Buyer or its affiliates have owned and operated one (1) or more hotels of comparable quality to the Hotel for a minimum of three (3) years and Buyer is not involved in and does not have any pending litigation. Buyer’s proposed financing, if any, complies with Section 11.5.2 of the Ground Lease.

(g)    ERISA. Buyer is not (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Section 406 of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (iii) an entity deemed to hold “plan assets” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA.

(h)    Survival. Buyer’s representations and warranties in this Section 7.1 shall survive Closing and not be merged into the Ground Lease Assignment Agreement.

SECTION 7.2.    Seller’s Representations. Seller represents and warrants to Buyer, as of the Effective Date, as follows:

(a)    Seller’s Authorization; Non-Contravention. Seller (i) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Property is located, and (ii) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (w) result in the violation of any Law or any provision of Seller’s organizational documents, (x) conflict with any order of any court or governmental instrumentality binding upon Seller, (y) result in any default under, any contract, agreement or commitment to which Seller is bound, or (z) require the approval, consent or action of, waiver or filing with, or notice to, any third party, including but not limited to, any governmental bodies, agencies or instrumentalities, other than The Regents.

(b)    Seller’s Financial Condition. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws.

(c)    OFAC; Patriot Act. None of Seller, nor, to Seller’s Knowledge, any person or entity that owns a controlling interest in Seller, or any of their respective affiliates, nor, to Seller’s Knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (ii) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (iii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (iv) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (v) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (A) any U.S. anti-money laundering law, (B) the Foreign Corrupt Practices Act, (C) the U.S. mail and wire fraud statutes, (D) the Travel Act, (E) any similar or successor statutes or (F) any regulations promulgated under the foregoing statutes.

(d)    Litigation. Except as set forth on Schedule 7.2(d), Seller’s Designated Representative has not received written notice of any current, pending or threatened litigation or other proceeding against Seller or the Hotel (including any condemnation proceedings), and to Seller’s Knowledge, no such litigation, except as set forth on Schedule 7.2(d), would, in the reasonable judgment of Seller, materially and adversely affect the ownership, use or operation of the Hotel that is not covered by insurance.

(e)    Contracts. Except as set forth on Schedule 7.2(e), neither Seller nor, to Seller’s Knowledge, Hotel Manager, is a party to any Contracts that will be binding upon Buyer or the Property after the Closing. To Seller’s Knowledge, the Submission Materials include true, correct and complete copies in all material respects of the Owner Service Contracts or Manager Service Contracts listed on Schedule 7.2(e). Seller’s Designated Representative has neither given nor received written notice of any material default or breach under any Owner Service Contract that has not been cured.

(f)    Compliance with Law. Except as set forth on Schedule 7.2(f), Seller’s Designated Representative has not received written notice from any governmental authority of any violation of any Law applicable to Seller or the Hotel, including without limitation, any zoning, environmental, labor or employment laws, that has not been corrected. Except as set forth on Schedule 7.2(f), Seller’s Designated Representative has not received written notice of any third party claim related to Environmental Liabilities with respect to the Property.

(g)    Personal Property. Seller owns the Personal Property, other than any Leased Personal Property, and at Closing the Personal Property will be free and clear of all liens and encumbrances and claims for Taxes, other than the Permitted Exceptions. To Seller’s Knowledge, a true, correct and complete schedule of the Leased Personal Property is attached hereto as Schedule 7.2(g).

(h)    Franchise Agreement. The Submission Matters contain a true, correct and complete copy of the Franchise Agreement. Seller’s Designated Representative has not given or received written notice of any material default or breach under the Franchise Agreement that has not been cured.

(i)    Ground Lease Documents. To Seller’s Knowledge, Seller has provided to Buyer true, correct and complete copies of the Ground Lease Documents, which have not been amended, modified, supplemented or assigned except as expressly set forth herein. Seller has received no written notice of default under the Ground Lease Documents from The Regents and, to Seller’s Knowledge, no default thereunder currently exists. Seller has neither given nor received any written notice of termination pertaining to the Ground Lease.

(j)    Financial Statements. Seller has provided to Buyer copies of the profit and loss statements and operating statements with respect to the Hotel for the year 2015 and 2016 year-to-date that were provided to Seller by Hotel Manager.

(k)    Union Contracts. Neither Seller nor, to Seller’s Knowledge, Hotel Manager is a party to a collective bargaining agreement with respect to the Hotel, and the Hotel is not subject to or bound by any such agreement except for the Employee Services Agreement. The Hotel Manager and the Hotel is subject to and bound by the Employee Services Agreement.

(l)    ERISA. Seller is not (i) an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Section 406 of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code, or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3 101, as modified by Section 3(42) of ERISA.

(m)    Designated Representative. The Designated Representative are the persons with the best actual knowledge of the matters described in the representations and warranties contained in this Section 7.2.

(n)    Real Estate Assessments and Other Taxes. Seller’s Designated Representative has not received any written notice of any proposed increase in the assessed valuation of the Property that is currently pending. To Seller’s Knowledge, there are no pending tax appeals or protests affecting the Property. To Seller’s Knowledge other than amounts disclosed by tax bills, no special assessments of any kind are or have been levied against the Property or are contemplated. To Seller’s Knowledge, all Sales Taxes, excise, room occupancy or other taxes imposed by any governmental authority with respect to the Property (collectively, “Other Taxes”) required to be paid or collected by Seller in the operation of the Property have been timely collected and/or paid to the appropriate governmental authority.

(o)    Bookings. Other than the Bookings set forth on Schedule 7.02(o) and Ground Lease or Regents, to Seller’s Knowledge, Seller has not entered into any leases, licenses, concessions, or other occupancy agreements for the use, possession or occupancy of any portion of any Property.

(p)    Employees. All of the Employees are employees of Hotel Manager and not of Seller. Seller has no employees and no leased employees providing services to the Hotel. To Seller’s Knowledge, the Employee Services Agreement is the only agreement that Hotel Manager is a party to that provides for Leased Employees or other Employees for providing services at the Hotel with employees that are subject to a collective bargaining agreement. To Seller’s Knowledge, Hotel Manager has not received written notice of its default under the Employee Services Agreement. Seller’s Designated Representative has not been served with any employee grievance or unfair labor practice charge or complaint at the Hotel.

(q)    Foreign Person. Seller is not a “foreign person” or a “foreign corporation,” as those terms are defined in Section 1445 of the Internal Revenue Code.

(r)    Licenses and Permits; Liquor License. To Seller’s Knowledge, all Licenses and Permits, together with the Liquor License, used in the operation of the Property are listed on Schedule 7.2(r). Seller’s Designated Representative has not received any written notice from any governmental authority having jurisdiction over the Property of any violation, suspension, revocation or non-renewal of the Liquor License or any material Licenses and Permits that has not been cured or dismissed.

SECTION 7.3.    General Provisions.

(a)    Seller’s Warranties Deemed Modified. If, on or prior to the Closing Date, to Buyer’s Knowledge, any of Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s Knowledge.

(b)    Breach of Warranties. Actual damages for any untruth, inaccuracy or incorrectness of Seller’s Warranties shall only be recoverable for all purposes under this Agreement if Buyer’s aggregate damages resulting from such untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed Fifty Thousand Dollars ($50,000) (the “Floor Amount”).

(c)    Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive Closing and not be merged into the Ground Lease Assignment Agreement for a period of one hundred twenty (120) days following Closing (such one hundred twenty (120) day period, the “Survival Period”), and Seller shall only be liable to Buyer hereunder for a material untruth, inaccuracy or incorrectness of a Seller’s Warranty with respect to which (i) Seller receives a written notice of a claim from Buyer on or before the expiration of the Survival Period, and (ii) Buyer has commenced an action in a court of competent jurisdiction on or before the date that is thirty (30) days following the expiration of the Survival Period. For the avoidance of doubt, Seller’s liability for Seller’s Warranties is subject to the terms of Section 4.5. Notwithstanding anything in this Agreement to the contrary, however, if Closing occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (A) at the time of Closing, to Buyer’s Knowledge, such Seller’s Warranties were inaccurate, untrue or incorrect in any way, and such Seller’s Warranties shall be deemed modified or qualified to reflect such knowledge, or (B) Buyer’s aggregate damages resulting from such untruth, inaccuracy or incorrectness are reasonably estimated to be less than the Floor Amount.

(d)    Survival. The provisions of this Section 7.3 shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or any earlier termination of this Agreement.

ARTICLE 8

COVENANTS

SECTION 8.1.    Intentionally Omitted.

SECTION 8.2.    Brokers. Seller and Buyer expressly acknowledge and represent and warrant as of the Effective Date that other than Seller’s Broker, no party has acted as the broker with respect to the Transaction and with respect to this Agreement. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by any party claiming to have represented Seller as broker in connection with the Transaction. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Buyer agrees to hold Seller harmless and indemnify Seller and the Seller Indemnified Parties from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any other party (other than Seller’s Broker) claiming to have represented Buyer as broker in connection with the Transaction. The provisions of this Section 8.2 shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or the earlier termination of this Agreement.

SECTION 8.3.    Publicity. Seller and Buyer each hereby covenant and agree that, except as expressly permitted by Section 8.4, neither Seller nor Buyer (nor any affiliate thereof) shall issue any press release or similar public statement with respect to the Transaction or this Agreement without the prior consent of the other, which consent may be granted or withheld in such party’s sole discretion. The provisions of this Section 8.3 shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or the earlier termination of this Agreement.

SECTION 8.4.    Confidentiality.

(a)    Buyer agrees to keep confidential and not disclose to any other person without the prior written consent of Seller (i) the existence and the terms of this Agreement, (ii) all information received, obtained or generated with respect to the Property, the Seller Parties and the Transaction and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller. Notwithstanding the foregoing, Buyer may disclose such information (A) to its affiliates, shareholders, officers, managers, employees, consultants, financial advisors, existing and potential investors or other capital sources, lenders, potential lenders and agents and members of professional firms serving it or potential lenders or investors who need to know such information for purposes of evaluating the Transaction, so long as any such parties are advised of this confidentiality requirement in accordance with the terms of this Section 8.4 and that certain Principal Confidentiality Agreement dated as of September 2016 by BSHH II LLC, an affiliate of Buyer (the “Confidentiality Agreement”), (B) as may be required to comply with applicable Laws or a court order, including without limitation, securities Laws and related disclosure requirements applicable to Buyer and its affiliates, provided, however that if any such public announcement or disclosure is required, Buyer shall provide Seller with a copy of such public announcement or disclosure and a reasonable opportunity to review before such public announcement or disclosure is made, (C) to the extent that such information is a matter of public record or is or becomes generally available to the public, other than as a result of a breach of Buyer’s obligations under this Section 8.4, or (D) to the extent such information is independently developed by Buyer. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Indemnified Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) actually incurred by the Seller Indemnified Parties arising out of or resulting from the breach of the terms of this Section 8.4 or the Confidentiality Agreement.

(b)    The provisions of this Section 8.4 shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or earlier termination of this Agreement.

SECTION 8.5.    Intentionally Omitted.

SECTION 8.6.    Employees.

(a)    Buyer shall, or shall cause Hotel Manager to, retain effective at and upon Closing, all of the Employees so that Seller and Hotel Manager shall not be required to give any layoff, closing or other termination notices or otherwise incur any liability pursuant to the provisions of the WARN Act or any other similar Laws or policies, including any liability for accrued vacation, paid time off or severance. Buyer shall not terminate or cause or permit Hotel Manager to terminate any Employees for at least ninety (90) days after the Closing Date if any such termination would reasonably be expected to result in liability to Seller or Hotel Manager pursuant to the provisions of the WARN Act, ERISA or any other similar Laws. At Closing, Buyer shall enter into the New Management Agreement with Hotel Manager and Hotel Manager shall continue to be the counterparty to the Employee Services Agreement and its affiliate shall continue to be the Liquor Licensee.

(b)    From and after the Closing, Buyer shall be solely responsible for complying or causing compliance with (i) all applicable Laws relating to Employees, including Buyer’s covenants set forth in this Section 8.6, including compliance with any applicable provisions of the WARN Act and ERISA and (ii) all terms and conditions of the Employee Services Agreement. Except to the extent prorated among the parties hereto in accordance with Article 5, Buyer shall indemnify, defend and hold Seller and the Seller Indemnified Parties harmless from and against any and all claims, liabilities, actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) actually incurred by Seller or the Seller Indemnified Parties and arising in connection with (i) any Employee Liabilities or Employee Services Liabilities arising out of events occurring on or after the Closing Date (including, without limitation, any WARN Act claim brought by or on behalf of any Employee or Leased Employees and any liability for accrued vacation, paid time off, severance and/or other wage or benefit payments), and (ii) any failure by Buyer to comply with the terms of this Section 8.6.

(c)    Nothing contained in this Section 8.6 or otherwise in this Agreement shall be deemed to (i) create a joint employer relationship between Buyer or Seller or Hotel Manager or The Regents, (ii) serve as evidence of a joint employer relationship or (iii) otherwise create or act as evidence of an employer/employee relationship between Buyer or Seller and any Employees or Leased Employees.

(d)    During the period prior to Closing, the parties agree to reasonably cooperate and to consult on a regular basis and coordinate their activities relating to employee matters so as to facilitate a smooth transition of Property operations and the continued proper performance by the Employees and the Leased Employees of their respective duties up to Closing.

(e)    The provisions of this Section 8.6 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) or earlier termination of this Agreement.

SECTION 8.7.    Termination of Hotel Management Agreement. (a) Seller shall provide evidence to Buyer that Seller has terminated the Hotel Management Agreement on the Closing Date, which evidence may include Hotel Manager entering into the New Management Agreement.

(b)    For a period of one hundred twenty (120) days following the Closing Date, upon reasonable prior notice to Buyer and Hotel Manager, between 9:00 a.m. and 5:00 p.m. on weekdays, Seller or any Seller Party shall be entitled to enter the Property to perform Seller’s obligations under the Hotel Management Agreement that expressly survive the termination thereof, including to verify the performance by Hotel Manager of any of its obligations under the Hotel Management Agreement that expressly survive the termination thereof; provided that Seller’s or such Seller Party’s entry onto the Property shall not unreasonably interfere with Buyer’s or Hotel Manager’s operation of the Hotel or the use or enjoyment thereof by any hotel guest or other occupant thereof.

SECTION 8.8.    Books and Records. Buyer has advised Seller that Buyer (or any direct or indirect owner of Buyer or affiliate thereof) may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property (the “Financial Information”). If requested by Buyer in writing within ninety (90) days following the Closing, Seller agrees to use its commercially reasonable efforts, at no cost or expense to Seller, to make available to Buyer information regarding the Property that is in Seller’s actual possession and that is reasonably necessary for Buyer and its representatives and agents to prepare the Financial Information. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s confidential financial analyses or projections, prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, or (b) financial statements of any affiliate of Seller (other than Property-level financial statements). The provisions of this Section 8.8 shall survive the Closing and not be merged into the Ground Lease Assignment Agreement for a period of ninety (90) days after the Closing but shall be subject to the Floor Amount, Cap Amount and Survival Period.

SECTION 8.9.    Reporting and Audit Under Ground Lease. Seller agrees to maintain all of its books, records and federal, state and local tax returns relating to its ownership and/or operation of the Property for not less than five (5) years after the expiration of each full or partial calendar year to which such books, records and tax returns relate. Seller shall, upon request by Buyer, furnish to Buyer true, complete and correct statements of all such books, records and tax returns and shall make complete books, records and tax returns available for inspection and audit by The Regents or its authorized representatives upon forty-eight (48) hours’ prior notice at any time during normal business hours. Within twenty (20) days following the end of the calendar month in which the Closing Date occurs, Seller, at its sole cost and expense, shall cause to be prepared and provide to Buyer a statement setting forth in reasonable detail the amount of Room Revenues (as defined in the Ground Lease) accrued for the immediately preceding calendar month and year-to-date period. In addition, Seller, at its sole cost and expense, shall cause to be prepared and provide to Buyer not later than March 31, 2017 the Annual Statement (as defined in the Ground Lease) for the calendar year 2016. In the event that The Regents exercises its right to audit any Annual Statement relating to calendar year 2016 or any prior year during Seller’s ownership of the Property, Seller shall reasonably cooperate with Buyer to permit The Regents to complete such audit and shall be responsible for the payment of any amounts due to The Regents in connection with such audit of the Hotel, except to the extent that such amounts relate to any period on or after Closing. Seller shall be entitled to any overpayment of rent determined to have been made as a result of any such audit that relates to any period prior to Closing. The provisions of this Section 8.9 shall survive the Closing and shall not be merged into the Ground Lease Assignment Agreement provided that Buyer shall not have the right to recover any damages from Seller for Seller’s failure to comply with this obligation and Buyer’s sole remedy shall be to seek declaratory relief.

SECTION 8.10.    Repair Work. Seller and Buyer have discussed water infiltration, system leaks or other water related issues at the Property. At Closing, Seller shall deposit with Escrow Agent a portion of the Purchase Price equal to Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00) (the “Water Damage Escrow”) to be held and disbursed by Escrow Agent in accordance with the terms hereof. Within thirty (30) days following Closing, Buyer and Seller shall agree on the scope and cost of work to be performed. As part of such process, Buyer shall obtain two (2) third party bids from licensed contractors for the work to be performed which bids shall be presented to Seller for review. If Buyer and Seller, acting reasonably, cannot agree within such thirty (30) day period, Buyer shall select and engage one of US BCI, Wiss Janney Elstner or Simpson Gumpertz & Heger (the “Consultant”) to determine the appropriate cost and scope and the Consultant’s determination shall be binding. Thereafter, Buyer shall correct the condition(s) resulting in water infiltration and repair any damage related thereto as agreed by the parties or as determined by the Consultant (“Repair Work”). Buyer shall be entitled to reimbursement from the Water Damage Escrow of the reasonable, actual out-of-pocket expenses incurred by Buyer in connection with the performance of the Repair Work. Upon submission to Seller and the Escrow Agent of receipts, invoices or other reasonably detailed documentation evidencing the reasonable, actual out-of-pocket expenses (including Consultant fees, if any) incurred by Buyer to perform the Repair Work (or any portion thereof), Escrow Agent shall disburse funds from the Water Damage Escrow to or at the direction of Buyer in the amount set forth therein. Upon the sooner of the completion of the Repair Work or one hundred fifty (150) days following Closing, any remaining funds in the Water Damage Escrow shall be released to Seller. Any escrow fees incurred in connection with the Water Damage Escrow shall be shared equally by Buyer and Seller. Notwithstanding anything to the contrary set forth in this Agreement, this Section 8.10 shall survive the Closing for one hundred fifty (150) days, shall not be merged into the Ground Lease Assignment Agreement and shall not be subject to the Floor Amount, Cap Amount and Survival Period; provided, however, that Seller shall have no liability related to the Repair Work in excess of the Water Damage Escrow.

ARTICLE 9

INTENTIONALLY OMITTED

ARTICLE 10

INTENTIONALLY OMITTED

ARTICLE 11

MISCELLANEOUS

SECTION 11.1.    Intentionally Omitted.

SECTION 11.2.    Survival/Merger. Except for the provisions of this Agreement that are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Ground Lease Assignment Agreement and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

SECTION 11.3.    Integration; Waiver. This Agreement and the Confidentiality Agreement embody and constitute the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 11.4.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. The provisions of this Section 11.4 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) or any earlier termination of this Agreement.

SECTION 11.5.    Captions Not Binding; Exhibits and Schedules. The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits and Schedules attached hereto shall be incorporated by reference as if set out herein in full.

SECTION 11.6.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.7.    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. The provisions of this Section 11.7 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) or any earlier termination of this Agreement.

SECTION 11.8.    Notices. Any notices or other communications under this Agreement shall be in writing and shall be given by (a) personal delivery, (b) e-mail transmission (with a copy delivered by one of the other methods provided in this Section 11.8) or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

IF TO BUYER:

c/o BRE Select Hotels

65 East 55th Street, 35th Floor

New York, NY 10022

Attn: Sam Gleeson

Telephone: (212) 520-7999

E-mail: sam.gleeson@breselect.com

with a copy to:

c/o Blackstone Real Estate Advisors

345 Park Avenue

32nd Floor

New York, New York 10154

Attention:    Bill Stein; Judy Turchin; Brian Kim

Telephone:  212.390.2232

Facsimile:   212.583.5202

Email: stein@blackstone.com, judy.turchin@blackstone.com, and

           brian.kim@blackstone.com

with a copy to:

if before February 20, 2017:

DLA Piper LLP (US)

203 North LaSalle St., Suite 1900

Chicago, IL 60601

Attn: Sandra Kellman, Esq.

Telephone: (312) 368-4082

E-mail: Sandra.kellman@dlapiper.com

if after February 20, 2017:

DLA Piper LLP (US)

444 W. Lake Street

Chicago, IL 60606-0089

Attn: Sandra Kellman, Esq.

Telephone: (312) 368-4082

E-mail: Sandra.kellman@dlapiper.com

IF TO SELLER:

173ODRE9 GL Owner, LLC

7121 Fairway Drive, Suite 410

Palm Beach Gardens, FL 33418

Attention: General Counsel

Telephone: (561) 598-6700

Facsimile No.: (561) 422-4672

E-mail: notices@westbrookpartners.com

with a copy to:

173ODRE9 GL Owner, LLC

645 Madison Avenue, 18th Floor

New York, NY 10022

Attn: General Counsel and Matt Kenney

Telephone: (212) 849-8800

Facsimile No.: (212) 849-8801

E-mail: notices@westbrookpartners.com

mkenney@westbrookpartners.com

and a copy to:

Orrick, Herrington & Sutcliffe, LLP

777 S. Figueroa St. Suite 3200

Los Angeles, CA 90017

Attention: Gerard Walsh, Esq.

Telephone: (213) 612-2432

Facsimile No.: (213) 612-2499

E-mail: gwalsh@orrick.com

IF TO ESCROW AGENT:

Chicago Title Insurance Company

711 3rd Avenue, Suite 500

New York, NY 10017

Attention: Neal J. Miranda

Telephone #: 212-880-1237

Facsimile No.:

E-mail: neal.miranda@ctt.com

Any party may designate another addressee for notices hereunder by a notice given pursuant to this Section 11.8. A notice sent in compliance with the provisions of this Section 11.8 shall be deemed given on the date of receipt (and in the case of notice by e-mail transmission, by delivery by such means to the addressee, regardless of the timing of receipt of any confirmation copy), with failure to accept delivery to constitute receipt for such purpose. The parties agree that the attorney for such party specified above shall have the authority to deliver notices on such party’s behalf to the other party.

SECTION 11.9.    Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

SECTION 11.10.    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith, and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of any such notice of pendency or other instrument.

SECTION 11.11.    Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction, so long as the execution and delivery of such documents shall not result in any additional Liability or cost to the executing party.

SECTION 11.12.    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

SECTION 11.13.    Attorneys’ Fees. In the event any litigation is instituted between the parties arising out of or relating to this Agreement, the party in whose favor judgment shall be entered in a final, non-appealable decision by a court of competent jurisdiction shall be entitled to have and recover from the non-prevailing party all costs and expenses (including attorneys’ fees and court costs) incurred in such action and any appeal therefrom. The provisions of this Section 11.13 shall survive the Closing (and not be merged into the Ground Lease Assignment Agreement) or any earlier termination of this Agreement.

SECTION 11.14.    Time of Essence. Time is of the essence with respect to Closing and all of the provisions of this Agreement.

SECTION 11.15.    Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE

PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK, STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (b) WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION 11.15 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED INTO THE GROUND LEASE ASSIGNMENT AGREEMENT) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.16.    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION 11.16 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED INTO THE GROUND LEASE ASSIGNMENT AGREEMENT) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

SECTION 11.17.    Releases. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.

SECTION 11.18.    Lead Paint. Buyer acknowledges that pursuant to regulation promulgated by the U.S. Department of Housing and Urban Development (24 C.F.R. Part 35) and the Environmental Protection Agency (40 C.F.R. Part 745), pursuant to Section 1018 of the Residential Lead Paint Hazard Reduction Act of 1992, Buyer has the right to make Buyer’s obligations under this Agreement contingent on a ten-day period to perform a risk assessment or inspection on the property for lead-based paint and/or lead-based paint hazards. Buyer hereby represents that it has either (a) performed such risk assessment or inspection prior to the execution of this Agreement or (b) waives its rights to do so and any attendant rights of Buyer to cancel this Agreement for reasons related to the presence, if any, of lead-based paint and/or lead-based paint hazards.

SECTION 11.19.    Bulk Sale; Tax Clearance Certificates.

(a)    Seller and Buyer acknowledge that they do not intend to comply with and have agreed to waive the provisions of any statutory bulk sale requirements applicable to the transaction to be effected by this Agreement, and in such case, Seller and Buyer agree to rely upon the adjustment and indemnification provisions of this Agreement to address any matters that would otherwise be subject to such bulk sale requirements.

(b)    Seller shall use commercially reasonable efforts to cooperate (at no cost, expense or liability to Seller) with Buyer in connection with Buyer’s application for the issuance of a Letter of Good Standing or other documentation from the California State Board of Equalization with respect to the Hotel (a “Tax Certificate”). “Sales Taxes” shall mean all sales and uses taxes, hotel occupancy or accommodation taxes or the equivalent, resort taxes and similar taxes, required to be paid or collected by Seller or Hotel Manager in the operation of the Property as of the Effective Date, or otherwise imposed by any governmental authority with respect to the Property, together with any interest and penalties thereon. If any Tax Certificate received before Closing shows any Sales Taxes which have accrued prior to the Closing Date during Seller’s ownership of the Property and remain unpaid (the “Outstanding Sales Taxes”) as of such date, the amount of such Outstanding Sales Taxes shall be paid by Seller at Closing. If a Tax Certificate is not received prior to Closing, Seller shall continue to remain liable for any Outstanding Sales Taxes accrued during Seller’s ownership of the Property and upon issuance of any Tax Certificate after Closing that shows any Outstanding Sales Taxes that accrued during Seller’s ownership of the Property, Seller shall promptly pay the same. To the extent permitted by law, the parties shall report the sale of the Personal Property as exempt from taxation as an occasional sale under Section 6006.5 of the California Revenue and Taxation Code. The provisions of this Section 11.19(b) and Section 11.19(a) above shall survive the Closing for sixty (60) days and shall not be merged into the Ground Lease Assignment Agreement.

SECTION 11.20.    Natural Hazard Disclosures. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the “Act”). Buyer shall request that the Title Company provide Seller and Buyer with a Natural Hazard Disclosure Statement (the “Disclosure Statement”) in a form required by the Act. Buyer acknowledges and agrees that the matters set forth in the Disclosure Statement may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

SELLER:

173ODRE9 GL OWNER, a Delaware limited
liability company

By:	/s/ Diego Rivera
Name:	Diego Rivera
Title:	Vice President

[Signature Page – Purchase and Sale Agreement]

[Hyatt UC Davis Hotel]

BUYER:

BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company

By:	/s/ Brian Kim
Name:	Brian Kim
Title:	Managing Director and Vice President

[Signature Page – Purchase and Sale Agreement]

[Hyatt UC Davis Hotel]

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to comply with the provisions of Exhibit C to this Agreement.

In witness whereof, the undersigned has executed this Agreement as of January     , 2017.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Jefferson Javier
Name:	Jefferson Javier
Title:	Escrow Officer

[Signature Page – Purchase and Sale Agreement]

[Hyatt UC Davis Hotel]

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

All that certain real property situated in the County of Yolo, State of California, described as follows:

Unincorporated Area

Parcel One:

Being a portion of Section 15, Township 8 North, Range 2 East, Mount Diablo Meridian, described as follows:

Commencing at the Southwest corner of that certain parcel of land conveyed to the State of California by Deed recorded February 19, 1960 in Book 1015 of Solano County Official Records, at Page 379 as Instrument No. 3306, said point being on the Southeasterly right of way line of the Union Pacific Railroad and also being the most Northerly corner of Parcel Three, as said Parcel is described in that certain Quitclaim Deed from John Whitcombe, et al to John S. and Mary Y. Nishi, recorded on March 18, 1998 as Document No. 98-0006962, Official Records of Yolo County; thence North 14 degrees 29’ 53” East, 540.26 feet to the true point of beginning; thence North 55 degrees 10’ 36” West, 105.10 feet; thence North 26 degrees 56’ 50’ West, 203.04 feet; thence North 45 degrees 04’ 28” East, 21.28 feet; thence North 44 degrees 55’ 32” West, 41.99 feet to a point from which an iron bar with cap marked LS 5435 bears South 45 degrees 04’ 28” West, 324.64 feet; thence North 45 degrees 04’ 28” East, 289.27 feet to an iron bar with cap marked LS 5435; thence North 45 degrees 04’ 28” East, 124.02 feet; thence 217.48 feet along a curve to the right, said curve having a radius of 354.27 feet, a central angle of 35 degrees 10’ 22”, and being subtended by a chord bearing South 16 degrees 58’ 14” East, 214.08 feet to a point from which a 5/8” rebar with 1-1/2” aluminum cap marking University of California at Davis Survey Control Point No. 533 bears North 81 degrees 52’ 24” East, 259.11 feet; thence 251.67 feet along a curve to the right, said curve having a radius of 383.00 feet, a central angle of 37 degrees 38’ 58”, and being subtended by a chord bearing South 15 degrees 59’ 55” West, 247.17 feet; thence South 34 degrees 49’ 24” West, 164.79 feet to the true point of beginning.

Parcel Two:

A non-exclusive easement on, over, across and through the Campus via campus roads, pathways and sidewalks for all forms of pedestrian and vehicular ingress, egress and access between the premises and the public streets and roadways abutting the Campus as contained in and subject to the Lease dated August 18, 2008 as referenced in the Memorandum of Lease recorded October 21, 2008 as Instrument No. 2008-0031841, Official Records.

APN: 036-170-023

A-1

EXHIBIT B

UNION CONTRACTS

1.	Agreement effective as of December 13, 2011 between the Coalition of University Employees/IBT Local 2010 and the Regents of the University of California.

2.	Agreement effective as of March 8, 2014 between the American Federation of State, County and Municipal Employees and the Regents of the University of California.

B-1

EXHIBIT C

ESCROW PROVISIONS

1.    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence or willful misconduct on the part of the Escrow Agent.

2.    Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. The Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a)    The Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. The Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)    Seller and Buyer shall furnish to the Escrow Agent, in a timely manner, any information requested by the Escrow Agent and necessary for the Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c)    The Escrow Agent hereby requests Seller to furnish to the Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide the Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to the Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 46-5725309.

3.    The provisions of this Exhibit C shall survive Closing (and not be merged into the Ground Lease Assignment Agreement) or earlier termination of this Agreement.

[Remainder of page intentionally blank]

C-1

EXHIBIT D

FORM OF GROUND LEASE ASSIGNMENT AGREEMENT

[See next page.]

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
DOCUMENT AND TAX
STATEMENTS TO:
DLA Piper LLP (US)
203 North LaSalle St., Suite 1900 Chicago, IL 60601
Attention: Sandra Kellman, Esq.
APN: 036-170-023

THIS SPACE ABOVE FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE DOCUMENTS (this “Assignment”) is made as of January     , 2017 (the “Effective Date”) by and between 173ODRE9 GL OWNER, LLC, a Delaware limited liability company (“Assignor”), and BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor is the owner of the ground leasehold interest in and to certain premises located in the County of Yolo, State of California as more particularly described in Exhibit “A” attached hereto and made a part hereof pursuant to that certain Ground Lease dated as of August 18, 2008 by and between University Hospitality Group, LLC, a California limited liability company (“Original Lessee”) and The Regents of the University of California, a California public corporation (“The Regents”), originally disclosed of record by that certain Memorandum of Lease dated as of August 18, 2008 and recorded on October 21, 2008 as Instrument No. 2008-0031841-00 in the Official Records of Yolo County, California, and as amended by that certain First Amendment to Ground Lease dated as of June 15, 2012 by and between Original Lessee and The Regents, as amended by that certain Consent to Assignment and Assumption of and Amendment to Ground Lease Documents dated as of June 30, 2014 by and among The Regents, Original Lessee and Assignor, as assigned to Assignor pursuant to that certain Assignment and Assumption of Ground Lease Documents dated as of June 30, 2014, and recorded on July 2, 2014 as Instrument No. 2014-0014319-00 in the Official Records of Yolo County, California (the “Assignment of Ground Lease Documents”) by and between Original Lessee and Assignor, and as further amended by that certain Consent to Assignment and Assumption of Ground Lease Documents dated as of even date herewith by and among The Regents, Assignor and Assignee (as amended and assigned, collectively, the “Ground Lease”); and

WHEREAS, in connection with the Ground Lease, The Regents and Original Lessee entered into (i) that certain Campus Services Agreement dated as of August 18, 2008, as assigned to Assignor pursuant to that certain Assignment of Ground Lease Documents (as assigned, collectively, the “Campus Services Agreement”), (ii) that certain Infrastructure Agreement dated as of August 18, 2008, as assigned to Assignor pursuant to that certain Assignment of Ground Lease Documents (as assigned, collectively, the “Infrastructure Agreement”) and (iii) that certain Amended and Restated Employee Services Agreement dated as of July 30, 2012, as assigned to InnVentures IVI, LP, a Delaware limited partnership (“Operator”) pursuant to that certain Assignment and Assumption of Employee Services Agreement dated as of July 30, 2014 by and between Original Lessee and Operator (as assigned, collectively, the “Employee Services Agreement”). The Ground Lease, the Campus Services Agreement, the Infrastructure Agreement and the Employee Services Agreement are collectively referred to as the “Ground Lease Documents”; and

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement dated of even date herewith (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of Assignor’s rights, duties and obligations under the Ground Lease Documents. Capitalized terms used herein but not defined shall have the meaning given to such terms in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.    Assignment by Assignor. Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in and to the Ground Lease Documents, except as provided in Section 2 below.

2.    Acceptance and Assumption by Assignee. Assignee hereby accepts the foregoing assignment and transfer and assumes and agrees to fulfill, perform, discharge and comply with all of the rights, duties and obligations of Assignor under the Ground Lease Documents to be performed on or after the Effective Date; provided, however, that as of the Effective Date, pursuant to an Operating Lease between Assignee and BREIT Davis TRS LLC, BREIT Davis TRS LLC has retained Operator to manage the Hotel and Operator shall continue to be the counterparty with The Regents to the Employee Services Agreement.

3.    Successors and Assigns; Third-Party Beneficiaries. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Nothing contained in this Assignment is intended by the parties, nor shall any provision of this Assignment be deemed or construed by the parties or by any third person, to be for the benefit of any third party, nor shall any third party have any right to enforce any provision of this Assignment or be entitled to damages for any breach by Assignor or Assignee of any of the provisions of this Assignment.

4.    Entire Agreement; Amendments to Assignment. This Assignment and the Purchase Agreement constitute the entire understanding between the parties with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements (other than the Purchase Agreement) are replaced in total by this Assignment. This Assignment may be amended or modified only by a written instrument signed by both Assignor and Assignee. No claim of amendment based on oral statements or course of conduct shall bind the other party.

5.    Further Assurances. Each party agrees to execute such other and further instruments and documents as may be reasonably necessary or proper in order to consummate the transaction contemplated by this Assignment.

6.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents which are entered into and performed entirely within California. In the event of a dispute or claim under this Assignment, the parties submit to the exclusive jurisdiction of the state and federal courts located in San Francisco County, California.

7.    Counterparts; Electronic Signatures. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery by one party to another of execution pages of this Assignment by electronic transmission shall be sufficient to bind the party so delivering such execution pages.

8.    Limitation on Liability. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor, other than Seller’s Warranties (as defined in the Purchase Agreement), to the extent applicable. Assignor’s liability under this Assignment shall be limited as set forth in Sections 4.5 and 7.3 of the Purchase Agreement.

[Remainder of page intentionally left blank; Signatures on following pages.]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered in their names by their respective duly authorized officers or representatives as of the date first written above.

ASSIGNOR:

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page – Assignment and Assumption of Ground Lease Documents]

ASSIGNEE:

BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page – Assignment and Assumption of Ground Lease Documents]

The undersigned consents to the foregoing Assignment.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California public corporation

By:
Name:
Title:

[Signature Page – Assignment and Assumption of Ground Lease Documents]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA                         }

COUNTY OF                                            } S.S.

On                                                  ,                               before me,                                                                                                                                                                                                                                           , a Notary Public in and for said County and State, personally appeared,                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

[Signature Page – Assignment and Assumption of Ground Lease Documents]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA                        }

COUNTY OF                                            } S.S.

On                                                  ,                               before me,                                                                                                                                                                                                                                           , a Notary Public in and for said County and State, personally appeared,                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

Signature:                                                                 (Seal)

[Signature Page – Assignment and Assumption of Ground Lease Documents]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA                       }

COUNTY OF                                            } S.S.

On                                                  ,                               before me,                                                                                                                                                                                                                                           , a Notary Public in and for said County and State, personally appeared,                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

[Signature Page – Assignment and Assumption of Ground Lease Documents]

EXHIBIT “A”

LEGAL DESCRIPTION

All that certain real property situated in the County of Yolo, State of California, described as follows:

Unincorporated Area

Parcel One:

Being a portion of Section 15, Township 8 North, Range 2 East, Mount Diablo Meridian, described as follows:

Commencing at the Southwest corner of that certain parcel of land conveyed to the State of California by Deed recorded February 19, 1960 in Book 1015 of Solano County Official Records, at Page 379 as Instrument No. 3306, said point being on the Southeasterly right of way line of the Union Pacific Railroad and also being the most Northerly corner of Parcel Three, as said Parcel is described in that certain Quitclaim Deed from John Whitcombe, et al to John S. and Mary Y. Nishi, recorded on March 18, 1998 as Document No. 98-0006962, Official Records of Yolo County; thence North 14 degrees 29’ 53” East, 540.26 feet to the true point of beginning; thence North 55 degrees 10’ 36” West, 105.10 feet; thence North 26 degrees 56’ 50’ West, 203.04 feet; thence North 45 degrees 04’ 28” East, 21.28 feet; thence North 44 degrees 55’ 32” West, 41.99 feet to a point from which an iron bar with cap marked LS 5435 bears South 45 degrees 04’ 28” West, 324.64 feet; thence North 45 degrees 04’ 28” East, 289.27 feet to an iron bar with cap marked LS 5435; thence North 45 degrees 04’ 28” East, 124.02 feet; thence 217.48 feet along a curve to the right, said curve having a radius of 354.27 feet, a central angle of 35 degrees 10’ 22”, and being subtended by a chord bearing South 16 degrees 58’ 14” East, 214.08 feet to a point from which a 5/8” rebar with 1-1/2” aluminum cap marking University of California at Davis Survey Control Point No. 533 bears North 81 degrees 52’ 24” East, 259.11 feet; thence 251.67 feet along a curve to the right, said curve having a radius of 383.00 feet, a central angle of 37 degrees 38’ 58”, and being subtended by a chord bearing South 15 degrees 59’ 55” West, 247.17 feet; thence South 34 degrees 49’ 24” West, 164.79 feet to the true point of beginning.

Parcel Two:

A non-exclusive easement on, over, across and through the Campus via campus roads, pathways and sidewalks for all forms of pedestrian and vehicular ingress, egress and access between the premises and the public streets and roadways abutting the Campus as contained in and subject to the Lease dated August 18, 2008 as referenced in the Memorandum of Lease recorded October 21, 2008 as Instrument No. 2008-0031841, Official Records.

APN: 036-170-023

A-1

EXHIBIT E

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is executed as of January     , 2017 by 173ODRE9 GL Owner, LLC, a Delaware limited liability company (“Seller”), for the benefit of BREIT DAVIS TRS LLC, a Delaware limited liability company (“TRS”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated of even date herewith, by and between Seller and BREIT Davis Property Owner LLC (“Buyer”) (as the same may have been amended, modified or assigned, the “Purchase Agreement”), Seller agreed to sell to Buyer, inter alia, the Property as more particularly defined and described in the Purchase Agreement, including the hotel known as the Hyatt Place, UC Davis, located at 173 Old Davis Road Extension, Davis, California 95616. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, by the Assignment and Assumption of Ground Lease Documents of even date herewith, Seller conveyed its ground leasehold interest in and to the Hotel to Buyer.

WHEREAS, Buyer and TRS have entered into an Operating Lease Agreement pursuant to which Buyer leases to TRS certain property described therein.

WHEREAS, in connection with the above described conveyance, Seller desires to sell, transfer and convey to TRS certain items of tangible and intangible Personal Property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to TRS, and TRS hereby accepts, all of Seller’s right, title and interest in and to:

(i)    all tangible Personal Property owned by Seller, including all FF&E, Consumables, Food and Beverage Inventory, Operating Equipment, Inventory, and other tangible personal property of every kind and nature (which does not include cash-on-hand, FF&E reserves, accounts or reserves held by Seller’s existing mortgage lender, any Replacement Reserve Fund established or maintained by Seller and “house banks”) that is located on, in or about and used in connection with the ownership, operation and maintenance of the Hotel, except (a) any tangible Personal Property leased by Seller or owned or leased by Hotel Manager or any hotel guest and (b) any Protected Personal Property;

(ii)    all intangible Personal Property owned by Seller, including the Intangible Property, the Bookings, the Hotel Records, and, to the extent assignable, the Licenses and Permits, but specifically excluding any Protected Materials, Protected Personal Property and any computer software that is licensed to Seller; and

(iii)    any subsisting and assignable warranties and guaranties relating to the improvements located at the Hotel or any tangible Personal Property or any part thereof;

in each case, subject to (i) all terms and provisions hereof and in the Purchase Agreement and (ii) the Permitted Exceptions to the full extent the same are existing and affect or pertain to the Personal Property, but otherwise free and clear of all liens, encumbrances and claims.

To the extent Seller has any liability under this Bill of Sale, Seller’s liability under this Bill of Sale shall be limited as set forth in Sections 4.5 and 7.3 of the Purchase Agreement.

Except for any representations and warranties contained in the Purchase Agreement solely for which Buyer may maintain an action for breach subject to the terms and conditions of the Purchase Agreement and only to the extent such representations and warranties survive the Purchase Agreement as provided therein, the Personal Property is hereby conveyed on an “as is” “where is” and “with all faults” basis and no Seller Party has made, nor any Seller Party liable for or bound in any manner by any express or implied warranties, guarantees, promises, statements, inducements, warranty of fitness for a particular purpose, representations or information pertaining to the Personal Property or any part thereof, the physical condition, income, expenses or operation thereof, the uses which can be made of the same or any other matter or thing with respect thereto. Without limiting the foregoing, Seller shall not be liable for or be bound by any oral or written statements or representations pertaining to the condition or use of the Personal Property, or any other information respecting same furnished by any Seller Party or other person purportedly representing any Seller Party. By acceptance of this Bill of Sale, TRS acknowledges and agrees to the foregoing and represents that, without limiting any of TRS’s rights contained herein or Buyer’s rights contained in the Purchase Agreement or the representations, warranties and covenants set forth in the Purchase Agreement, as of the date hereof, it shall have independently investigated, analyzed and appraised to its satisfaction the value and the profitability of the Personal Property.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT F

FORM OF OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made as of January     , 2017 by and among 173ODRE9 GL OWNER, LLC, a Delaware limited liability company (“Assignor”), and BREIT DAVIS TRS LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated of even date herewith, by and between BREIT Davis Property Owner LLC (“Buyer”) and Assignor (as the same may have been amended, modified or assigned, the “Purchase Agreement”), Assignor agreed to sell to Buyer, inter alia, the Property as more particularly defined and described in the Purchase Agreement, including the Hotel known as the Hyatt Place, UC Davis, located at 173 Old Davis Road Extension, Davis, California 95616. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Buyer and Assignee have entered into an Operating Lease Agreement pursuant to which Buyer leases to Assignee certain property described therein.

WHEREAS, the Purchase Agreement provides, inter alia, that Assignor and Buyer or its affiliate shall enter into this Assignment.

NOW, THEREFORE, in consideration of the Property, the Purchase Price and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Assignment of Contracts. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under all Owner Service Contracts relating to the Hotel set forth on Exhibit A attached hereto. Assignee hereby accepts the foregoing assignment of such Owner Service Contracts and assumes the obligations of Assignor with respect thereto from and after the date hereof. Assignor and Assignee acknowledge and agree that the Manager Service Contracts set forth on Exhibit B attached hereto have been entered into in the name of the Hotel or the Hotel Manager and are not being assigned to Assignee.

2.    No Modification of Purchase Agreement. As between Assignor and Assignee, this Agreement does not enlarge, restrict or otherwise modify the terms of the Purchase Agreement or constitute a waiver or release by Assignor or Assignee of any liabilities, duties or obligations imposed upon them (or any of their respective affiliates) by the terms of the Purchase Agreement, including without limitation the representations, warranties, covenants, agreements, indemnifications and other provisions of the Purchase Agreement. As between Assignor and Assignee, in the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3.    Limitation on Liability. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor, other than Seller’s Warranties (as defined in the Purchase Agreement), to the extent applicable. Assignor’s liability under this Assignment shall be limited as set forth in Sections 4.5 and 7.3 of the Purchase Agreement.

4.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement and may be delivered by e-mail, pdf or other electronic transmission.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

BREIT DAVIS TRS LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A

Owner Service Contracts

	Vendor	Service	Contract Date

1	ThyssenKrupp Elevator	Vertical Transportation Agreement	March 1, 2010

2	Oracle America, Inc.	Agreement / POS System	Signed November 11, 2015

F-5

Exhibit B

Manager Service Contracts

	Vendor	Service	Contract Date

1	Caltronics Business Systems	Lease Agreement - Konica Minolta C308 (scanner/copier/printer/fax)	Signed by Hyatt September 14, 2016

2	Caltronics Business Systems	Prestige Maintenance Agreement	Signed by Hyatt September 14, 2016

3	American Society of Composers, Authors and Publishers	License Agreement	November 19, 2015

4	Sesac LLC	License Agreement	Effective July 1, 2014

5	Trustwave Holdings, Inc.	Agreement	Effective March 20, 2016

6	Ecolab Pest Elimination	Pest Elimination Services Agreement	August 9, 2016

7	Telecom Design Solutions	PBX Telephone System	March 1, 2011

8	Centrada Solutions, LLC	Master Service Agreement	Undated

9	Iron Mountain	Customer Agreement	Effective December 1, 2015

10	LodgeNet Interactive Corporation	TV Agreement	Signed by LodgeNet February 9, 2010

11	LodgeNet Interactive Corporation	Free-to Guest License Agreement	Signed by LodgeNet February 26, 2010

12	AT&T	Data Circuit Agreement	February 25, 2014

13	AT&T	Voice Circuit Agreement	December 20, 2013

14	USA Today	National Agreement	Undated

15	Safe Side Security	Alarm System Services Agreement	August 17, 2011

16	BMI	Music Licensing	December 12, 2016

17	Unigest	Public Access Computer System Agreement	January 14, 2010

EXHIBIT G

FORM OF FIRPTA AFFIDAVIT

January     , 2017

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law), and not the disregarded entity, will be the transferor of the property. 173ODRE9 HOLDINGS, LLC, a Delaware limited liability company (“Transferor”), is the direct owner of all of the beneficial interests in 173ODRE GL Owner, LLC, a Delaware limited liability company (“Seller”). To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Transferor hereby certifies the following:

7.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

8.    Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code; and

9.    Transferor’s U.S. employer taxpayer identification number is 46-5764228; and

10.    Transferor’s office address is 7121 Fairway Drive, Suite 410, Palm Beach Gardens, Florida 33418.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Signature Page Follows]

G-1

Dated as of the day and year first above written.

TRANSFEROR:

173ODRE9 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

G-2

EXHIBIT H

INTENTIONALLY DELETED

H-1

EXHIBIT I

FORM OF OWNER’S AFFIDAVIT

The undersigned (the “Undersigned”) hereby certifies to Chicago Title Insurance Company (the “Company”) as of January     , 2017 that, to the Undersigned’s knowledge:

1.	The Undersigned has not previously conveyed its leasehold interest in that certain real property (the “Premises”) described in that certain title commitment dated as of December 1, 2016 issued by the Company under file no. 00065643-001-TG3-DB nor has the Undersigned permitted anyone to occupy the Premises other than the hotel manager, hotel guests and pursuant to the Leases (defined below).

2.	Except for the work described on Exhibit A attached hereto (the “Work”), no labor, services or materials have been furnished in connection with the construction or repair of any buildings or other improvements on the Premises, other than for ordinary maintenance and repair, by virtue of an agreement with, or by the consent of, the Undersigned, during the preceding 90 days which could give rise to a mechanic’s lien.

3.	The only leases which affect the Premises are those listed on Exhibit B attached hereto (the “Leases”). The Leases contain no rights or options to purchase the Premises.

4.	In consideration of the Company issuing an owner’s policy of title insurance to BREIT Davis Property Owner LLC, a Delaware limited liability company (“Buyer”) (a) without making exception therein for, and for providing affirmative insurance against, statutory liens for labor or material arising by reason of the Work (“mechanics’ liens”) and (b) without making exception therein for matters first appearing in the public records between 8:00 A.M. on January , 2017 and 4:00 P.M. on January , 2017 (the “Gap”), the Undersigned agrees to remove, bond or otherwise dispose of (i) any mechanics’ liens and (ii) any other lien, encumbrance or objectionable matter to title which are filed during the Gap, in each case as a direct result of the Undersigned’s actions or omissions (collectively, “objection(s) to title”), and to indemnify and hold the Company harmless from and against any actual out of pocket costs or expenses incurred by the Company which arise out of the Undersigned’s failure to remove, bond or otherwise dispose of any such objection(s) to title.

5.	There are no unpaid sellers or suppliers of commodities or products for the Premises that are governed by the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq. or the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq. (hereafter referred to in the aggregate as “PACA/PASA”), other than invoices not more than ten (10) days outstanding which will be paid in the ordinary course of business. No written notices of claim or written notices of intent to preserve claim rights have been received by the Undersigned from PACA/PASA sellers or suppliers for the Premises. There are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against the Undersigned.

The Undersigned makes this affidavit for the purpose of inducing the Company to issue an owner’s policy of title insurance to Buyer. The statement “to the Undersigned’s knowledge” shall mean that the Undersigned has no knowledge that such statement is untrue (and, for this purpose, the Undersigned’s knowledge shall mean the present actual knowledge, without a duty of investigation or inquiry (excluding constructive or imputed knowledge) of Mr. Matt Kenney, but such individual shall not have any personal liability in connection therewith). Notwithstanding anything to the contrary herein, to the extent the Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the Undersigned shall have no liability with respect to the same. The Company shall be deemed to have knowledge of any matters of record.

No present or future direct or indirect partner, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent of the Undersigned, shall have any personal liability, directly or indirectly, under or in connection with this affidavit; and the Company hereby waives any and all such personal liability. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable provided by law or by any other contract, agreement or instrument.

[Signature page follows]

Dated as of the day and year first above written.

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

WORK

Roof repairs at the Premises described in that certain Roof Care Proposal dated January 16, 2017 from NIR Roof Care, Inc. ($3,625).

EXHIBIT B

LEASES

None

EXHIBIT J

INTENTIONALLY DELETED

J-1

EXHIBIT K

FORM OF LANDLORD CONSENT

[See next page.]

CONSENT TO ASSIGNMENT AND ASSUMPTION OF AND

AMENDMENT TO GROUND LEASE DOCUMENTS

THIS CONSENT TO ASSIGNMENT AND ASSUMPTION OF AND AMENDMENT TO GROUND LEASE DOCUMENTS (this “Agreement”) dated January     , 2017 (the “Effective Date”), is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (the “University”), 1730DRE9 GL OWNER, LLC, a Delaware limited liability company (“Seller”), and BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”), in the following factual context:

A.    The University and Seller are parties to that certain Ground Lease made as of August 8, 2008, as amended by the First Amendment to Ground Lease made as of June 15, 2012, as further amended by that certain Consent to Assignment and Assumption of and Amendment to Ground Lease Documents, dated as of June 30, 2014, between the University, Seller and University Hospitality Group, LLC (collectively, the “Ground Lease”), with respect to the construction and operation of that certain hotel (the “Hotel”) located at the University’s Davis campus on the land more particularly described in Exhibit A (“Leased Land”) attached hereto and made a part hereof (together with the Hotel and other improvements located thereon, the “Property”). Any capitalized term used, but not defined, in this Agreement shall have the meaning ascribed to such term in the Ground Lease.

B.    In connection with the Ground Lease, Seller and the University executed that certain (a) Campus Services Agreement concurrently with the Ground Lease dated as of August 18, 2008 (the “Campus Services Agreement”), (b) Infrastructure Agreement concurrently with the Ground Lease dated as of August 18, 2008 (the “Infrastructure Agreement”), and (c) Amended & Restated Employee Services Agreement dated as of July 30, 2012 (the “Employee Services Agreement”, together with the Ground Lease, the Campus Services Agreement and the Infrastructure Agreement, collectively, the “Ground Lease Documents”). The Ground Lease, the Campus Services Agreement and the Infrastructure Agreement are collectively referred to as the “Assigned Ground Lease Documents”.

C.    Seller desires to assign, sell, transfer, set over and convey to Buyer, and its successors and assigns, of all of Seller’s right, title and interest in and to the Assigned Ground Lease Documents, all pursuant to that certain Agreement of Purchase and Sale dated as of January     , 2017 (as amended, the “Purchase Agreement”). The Purchase Agreement and the documents effectuating the sale of the Property and assignment of the Assigned Ground Lease Documents are collectively referred to herein as the “Purchase Documents”. The closing of the sale of the Property in accordance with the Purchase Agreement is referred to herein as the “Closing”.

D.    The University is willing to consent to the assignment, sale, transfer, setting over and conveying by Seller of all of its right, title and interest in and to the Assigned Ground Lease Documents to Buyer pursuant to the Purchase Documents, and is willing to amend the Ground Lease as set forth in this Agreement, all in accordance with and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, and for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree hereby as follows:

1.    Consent to Assignment. Pursuant to Section 23.1 of the Ground Lease, the University consents to the assignment, sale, transfer, setting over and conveying by Seller of all of its right, title and interest in and to the Assigned Ground Lease Documents to Buyer pursuant to the Purchase Documents and recognizes Buyer as Seller’s successor-in-interest as the “Tenant” under the Ground Lease for all purposes under the Ground Lease Documents and Buyer covenants for the benefit of the University that from and after the Closing, the Lease shall be faithfully performed, including, without limitations the covenant to pay to University all Rent (including Percentage Rent) as and when due as contemplated by the provisions of Section 3 of the Lease. Seller shall reimburse the University at Closing for University’s Reimbursed Transaction Expenses as set forth in Section 3.12 of the Ground Lease in the amount of Fifteen Thousand Dollars ($15,000) which shall be paid through escrow.

2.    Operating Lease. Tenant represents to the University that Tenant’s indirect owner is a real estate investment trust (the “REIT”) and, as such, Tenant shall enter into a sub-ground lease (the “Affiliate Sub-Ground Lease”) of the Property with another subsidiary of the REIT (the “Affiliate Sublessee”) and Affiliate Sublessee will enter into the management agreement with Inn Ventures (as referenced below). Notwithstanding anything to the contrary contained in the Ground Lease, including, without limitation, Section 23 thereof, Tenant shall have the right, without Landlord’s consent, to enter into the Sub-Ground Lease with the Affiliate Sublessee, provided, however, nothing in the foregoing shall relieve Tenant in any respect from any liability or obligation under the Ground Lease.

3.    Hotel Management. University acknowledges that the Affiliate Sublessee under the Affiliate Sub-Ground Lease has entered into an agreement with INNVENTURES IVI, LP, a Delaware limited partnership (“Inn Ventures”), the current Operator, to continue to manage the Hotel following Closing. Pursuant to Section 4.1 of the Ground Lease, the University consents to the engagement of Inn Ventures as third party operator of the Hotel, and agrees that Inn Ventures shall continue to constitute the “Operator” for all purposes under the Ground Lease Documents.

4.    Employee Services Agreement. In connection with the acquisition of the Property by Seller, Operator, on Seller’s behalf, assumed the Employee Services Agreement by written assignment from the prior owner. Following Closing, Operator will continue as the counterparty to the Employee Services Agreement. Following Closing, Buyer agrees to cause any successor employer of the Hotel employees to assume the Employee Services Agreement and that any failure by Buyer, Operator or any permitted successor or assign (collectively, “Employee Services Agreement Party”) to perform or comply with any term or covenant of the Employee Services Agreement shall constitute a default by Tenant under the Ground Lease if such failure continues for a period of ninety (90) days after written notice thereof by University to an Employee Services Agreement Party, provided that Buyer shall have the right to cure such default by replacing Operator or any permitted successor or assign with a replacement Operator under the Ground Lease that is acceptable to University during such ninety (90) day period.

5.    Assignment. Section 23.1 of the Ground Lease is hereby amended to include the following as the last sentence:

“Notwithstanding the foregoing or anything to contrary contained in this Lease, Landlord’s prior written consent shall not be required for: (a) transfers of direct or indirect membership, partnership or other interests in Tenant, or the issuance of new direct or indirect membership, partnership or other interests in Tenant, so long as Blackstone Real Estate Income Trust, Inc. continues to control Tenant (either directly or through one or more subsidiaries); (b) any transfer, redemption or issuance of stock in Blackstone Real Estate Income Trust, Inc.; (c) any transfer to a successor corporation or other entity resulting from a merger or consolidation of Tenant or a parent company of Tenant (including, without limitation, Blackstone Real Estate Income Trust, Inc. or BREIT Operating Partnership, L.P.); (d) the entering into by Tenant and the Affiliate Sublessee of the Affiliate Sub-Ground Lease.

Buyer acknowledges and agrees that the amendment contained in this Section 4 is personal to Buyer and any permitted transferees in connection with the permitted transfers described in this Section 4.

6.    Determination by Appraisal. For the avoidance of doubt, Landlord acknowledges and agrees that the Determination by Appraisal to be performed as of April 1, 2040 pursuant to Section 3.2.1.2 of the Ground Lease applies only to the determination of the Annual Base Rent amount and shall not modify the Percentage Rent or other economic terms set forth in the Ground Lease.

7.    Conditions to Consent. It is an express condition to the effectiveness of this Agreement, including, without limitation Section 1 hereof, that at Closing University receives in cash amounts due and owing for the period December 1, 2016 through Closing under (a) the Employee Services Agreement in the approximate amount of $31,484.00; and (b) for utilities with respect to the Premises in the approximate amount of $4,898.00; and (c) for Rent in the approximate amount of $7,607.00. At Closing University shall deliver into escrow a written statement of the exact amounts to be paid University at Closing with respect to items (a), (b) and (c) above.

8.    Seller is hereby released and discharged of any and all of its obligations or liability under the Ground Lease Documents to the extent such obligations or liability first arise or accrue on or following the Close of Escrow.

9.    This Agreement may not be amended in any manner other than by a writing signed by the University, Seller and Buyer.

10.    The parties hereto agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to carry out the purpose of this Agreement in accordance with its terms.

11.    This Agreement constitutes the entire and integrated agreement between the parties hereto in respect of the matters addressed herein and supersedes all prior negotiations, communications, understandings and agreements of the parties, whether written or oral.

12.    If any court of competent jurisdiction determines any provision of this Agreement to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect, as though the invalid, illegal or unenforceable portion had never been a part hereof.

13.    If the parties hereto commence any proceedings or actions to enforce the provisions of this Agreement, the court or body before which the same shall be brought shall award to the prevailing party therein all of its costs and expenses in prosecuting such proceedings and actions, including attorneys’ fees (which includes the allocable cost of in-house counsel), the usual and customary and lawfully recoverable court costs, and all the expenses in connection therewith.

14.    This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document, and may be delivered by facsimile, pdf or other electronic transmission and such transmission shall be deemed an original.

15.    This Agreement shall be governed by the laws of the State of California.

16.    Except as otherwise amended hereby, all of the terms and provisions of the Ground Lease shall remain in full force and effect and are ratified and confirmed by the University, Buyer and Seller. From and after the date hereof, the “Lease” as such term is used in the Ground Lease Documents shall mean the Ground Lease, as modified hereby.

17.    Each party by its signature hereto represents to the other parties that (i) it has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, (ii) the execution, delivery and performance of its obligations hereunder have been duly authorized and approved by all necessary action and (iii) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the University, Seller and Buyer executed this Agreement as of the day and year first above written.

UNIVERSITY:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California public corporation

By:
Name:
Title:

[Signature Page – Consent to Assignment and Assumption of and Amendment to Ground Lease Documents]

SELLER:

1730DRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page – Consent to Assignment and Assumption of and Amendment to Ground Lease Documents]

BUYER:

BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page – Consent to Assignment and Assumption of and Amendment to Ground Lease Documents]

Exhibit A

Legal Description

All that certain real property situated in the County of Yolo, State of California, described as follows:

Unincorporated Area Parcel One:

Being a portion of Section 15, Township 8 North, Range 2 East, Mount Diablo Meridian, described as follows:

Commencing at the Southwest corner of that certain parcel of land conveyed to the State of California by Deed recorded February 19, 1960 in Book 1015 of Solano County Official Records, at Page 379 as Instrument No. 3306, said point being on the Southeasterly right of way line of the Union Pacific Railroad and also being the most Northerly corner of Parcel Three, as said Parcel is described in that certain Quitclaim Deed from John Whitcombe, et al to John S. and Mary Y. Nishi, recorded on March 18, 1998 as Document No. 98-0006962, Official Records of Yolo County; thence North 14 degrees 29’ 53” East, 540.26 feet to the true point of beginning; thence North 55 degrees 10’ 36” West, 105.10 feet; thence North 26 degrees 56’ 50’ West, 203.04 feet; thence North 45 degrees 04’ 28” East, 21.28 feet; thence North 44 degrees 55’ 32” West, 41.99 feet to a point from which an iron bar with cap marked LS 5435 bears South 45 degrees 04’ 28” West, 324.64 feet; thence North 45 degrees 04’ 28” East, 289.27 feet to an iron bar with cap marked LS 5435; thence North 45 degrees 04’ 28” East, 124.02 feet; thence 217.48 feet along a curve to the right, said curve having a radius of 354.27 feet, a central angle of 35 degrees 10’ 22”, and being subtended by a chord bearing South 16 degrees 58’ 14” East, 214.08 feet to a point from which a 5/8” rebar with 1-1/2” aluminum cap marking University of California at Davis Survey Control Point No. 533 bears North 81 degrees 52’ 24” East, 259.11 feet; thence 251.67 feet along a curve to the right, said curve having a radius of 383.00 feet, a central angle of 37 degrees 38’ 58”, and being subtended by a chord bearing South 15 degrees 59’ 55” West, 247.17 feet; thence South 34 degrees 49’ 24” West, 164.79 feet to the true point of beginning.

Parcel Two:

A non-exclusive easement on, over, across and through the Campus via campus roads, pathways and sidewalks for all forms of pedestrian and vehicular ingress, egress and access between the premises and the public streets and roadways abutting the Campus as contained in and subject to the Lease dated August 18, 2008 as referenced in the Memorandum of Lease recorded October 21, 2008 as Instrument No. 2008-0031841, Official Records.

APN: 036-170-023

EXHIBIT L

FORM OF LANDLORD ESTOPPEL CERTIFICATE

[See next page.]

LANDLORD’S ESTOPPEL CERTIFICATE

(Hyatt Place - University of California, Davis)

January     , 2017

BREIT SS Holdings LLC

c/o Blackstone Real Estate Advisors

345 Park Avenue, 32nd Floor

New York, New York 10154

1730DRE9 GL Owner, LLC

c/o Westbrook Partners

7121 Fairway Drive, Suite 410

Palm Beach Gardens, FL 33418

Re:	Ground Lease for Real Property Located on Campus of University of California, Davis - Sale to BREIT SS Holdings LLC, a Delaware limited liability company (together with its successors and assigns, collectively, “Purchaser”)

Ladies and Gentlemen:

As of the date of this Estoppel Certificate, The Regents of the University of California, a California corporation (“Landlord”) hereby certify, represent and warrant to 1730DRE9 GL Owner, LLC, a Delaware limited liability company (“Tenant”), Purchaser, any lender making a loan secured by Purchaser’s interest in the Premises or any direct or indirect interest in Purchaser, any title company issuing a title policy to Purchaser or any such lender in connection with the Premises, and their respective successors, participants, members, managers and assigns (collectively, the “Reliance Parties”), and agree as follows:

6.	Landlord is the fee owner of certain real property located on the campus of the University of California, Davis, and more particularly described in Exhibit A attached hereto (the “Property”).

7.	Landlord leases the Property to Tenant pursuant to a certain Ground Lease dated as of August 18, 2008 (the “Original Ground Lease”), as amended by the First Amendment to Ground Lease dated as of June 15, 2012, and by the Consent to Assignment and Assumption of and Amendment to Ground Lease Documents, dated as of June 30, 2014, and the Consent to Assignment and Assumption of and Amendment to Ground Lease Documents, dated as of January , 2017 (the “Consent”) true and correct copies of which are attached hereto as Exhibit B (collectively, the “Lease”).

8.	In connection with the Lease, Landlord, Tenant and Operator, as applicable, are parties to (a) the Campus Services Agreement entered into by Tenant and Landlord concurrently with the Original Ground Lease on August 18, 2008; (b) the Infrastructure Agreement entered into by Tenant and Landlord on August 18, 2008; and (c) the Amended & Restated Employee Services Agreement between Tenant and Landlord dated as of July 30, 2012, as assigned to the current Operator, INNVENTURES IVI, LP, by assignment dated June 30, 2014 (collectively, the “Ground Lease Documents”).

9.	The most recent installment of Rent by Tenant in the amount of $40,451.20 was paid to Landlord on January 18, 2017. The total amount of Rent paid by Tenant to Landlord with respect to the period commencing April 1, 2016 through the date hereof is $140,520.42. The current Annual Base Rent payable under the Lease is $130,000.00, which amount will next be adjusted on April 1, 2020 in accordance with the terms of the Lease.

10.	The term of the Lease commenced on August 18, 2008 and will expire on March 31, 2070.

11.	All conditions precedent to the effectiveness of the Lease have been satisfied or waived.

12.	The Lease and the Ground Lease Documents are in full force and effect and have not been modified, amended, supplemented or superseded in any way, except as provided in paragraphs 2 and 3 above.

13.	Except as set forth in Section 6 of the Consent, Tenant has paid all sums required to be paid pursuant to the Lease as of the date hereof, and Tenant is not in default in payment of any amount required to be paid by Tenant pursuant to the Lease.

14.	To the best of Landlord’s knowledge, Tenant is not in default in the performance of any obligation of Tenant under the Lease and Landlord is not aware of any facts or circumstances which with the passage of time or the giving of notice, or both, would constitute a default by Tenant under the Lease. No notice of default has been given by Landlord to Tenant.

15.	Landlord is not in default in the performance of any of Landlord’s obligations under the Lease and no facts or circumstances exist which with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease. No notice of default has been given by Tenant to Landlord.

16.	Landlord has not received any notice of an actual or proposed assignment of Tenant’s interest under the Lease except in favor of Purchaser (and previously in favor Tenant’s lender) nor has Landlord approved any such assignment.

17.	Except as set forth in Section 6 of the Consent, Landlord has no offsets, claims or defenses against Tenant’s obligations under the Lease.

18.	Neither Landlord nor Tenant has any right to cancel the Lease except as expressly permitted in the Lease.

19.	Without limiting the foregoing, Tenant has completed the Expansion Improvements in accordance with the Lease and in accordance with the Ground Lease Documents, to the extent that the Ground Lease Documents apply to the completion of said Expansion Improvements.

20.	Landlord has reviewed and accepted the Annual Statement for the Premises for calendar year 2015 and all prior years.

21.	Tenant is not required to deliver any security deposit to Landlord under the Lease and is no longer required to maintain any Fee Deposit, Expansion Deposit, guaranty or other security with Landlord pursuant to the Lease other than the Replacement Reserve Fund in accordance with Section 4.3 thereof.

22.	Landlord has full power, authority and legal right to (i) execute and deliver this Estoppel Certificate and (ii) to carry out its obligations under the Lease.

23.	The execution, delivery and performance by Landlord of its obligations under the Lease have been duly authorized by all necessary action.

24.	The Lease constitutes legal, valid and binding obligations of Landlord, enforceable against Landlord in accordance with its terms.

25.	The execution and delivery of this Estoppel Certificate will not result in a breach of any of the terms or conditions of, or constitute a default under, any lien, indenture, encumbrance, agreement, order, judgment or instrument under which Landlord is a party or by which Landlord or Landlord’s interest in the Property may be bound or affected, and will not violate any provision of applicable law.

26.	To the best of Landlord’s knowledge, there are no actions, suits or proceedings (whether or not purportedly on behalf of Landlord), pending, threatened, against or affecting Landlord or the Premises at law or in equity, before or by any person, which, if adversely determined, would affect the Premises, the Lease or Landlord’s ability to perform Landlord’s obligations under the Lease. There has not been filed by or against Landlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under the bankruptcy laws with respect to Landlord.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

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This Estoppel Certificate is made to the Reliance Parties in connection with the prospective sale by Tenant to Purchaser of its interest in the Lease pursuant to that certain Purchase and Sale Agreement dated as of January     , 2017 by and between Tenant and Purchaser (as amended, the “Purchase Agreement”), consent to which has been, or shall be, been given by Landlord pursuant to the Consent. Landlord acknowledges that the Reliance Parties would not consummate the transactions contemplated by the Purchase Agreement but for Landlord’s willingness to make the certificates, representations, warranties and agreements set forth in this Estoppel Certificate, and that the Reliance Parties will be relying on them in consummating the transaction contemplated by the Purchase Agreement. The statements made herein shall be binding upon Landlord, its successors and assigns. The officers or persons executing this Estoppel Certificate have been duly empowered to do so on behalf of Landlord.

LANDLORD

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California public corporation

By:

Approved as to Legal Form:

, University Counsel

Exhibit A

Legal Description

All that certain real property situated in the County of Yolo, State of California, described as follows:

Unincorporated Area Parcel One:

Being a portion of Section 15, Township 8 North, Range 2 East, Mount Diablo Meridian, described as follows:

Commencing at the Southwest corner of that certain parcel of land conveyed to the State of California by Deed recorded February 19, 1960 in Book 1015 of Solano County Official Records, at Page 379 as Instrument No. 3306, said point being on the Southeasterly right of way line of the Union Pacific Railroad and also being the most Northerly corner of Parcel Three, as said Parcel is described in that certain Quitclaim Deed from John Whitcombe, et al to John S. and Mary Y. Nishi, recorded on March 18, 1998 as Document No. 98-0006962, Official Records of Yolo County; thence North 14 degrees 29’ 53” East, 540.26 feet to the true point of beginning; thence North 55 degrees 10’ 36” West, 105.10 feet; thence North 26 degrees 56’ 50’ West, 203.04 feet; thence North 45 degrees 04’ 28” East, 21.28 feet; thence North 44 degrees 55’ 32” West, 41.99 feet to a point from which an iron bar with cap marked LS 5435 bears South 45 degrees 04’ 28” West, 324.64 feet; thence North 45 degrees 04’ 28” East, 289.27 feet to an iron bar with cap marked LS 5435; thence North 45 degrees 04’ 28” East, 124.02 feet; thence 217.48 feet along a curve to the right, said curve having a radius of 354.27 feet, a central angle of 35 degrees 10’ 22”, and being subtended by a chord bearing South 16 degrees 58’ 14” East, 214.08 feet to a point from which a 5/8” rebar with 1-1/2” aluminum cap marking University of California at Davis Survey Control Point No. 533 bears North 81 degrees 52’ 24” East, 259.11 feet; thence 251.67 feet along a curve to the right, said curve having a radius of 383.00 feet, a central angle of 37 degrees 38’ 58”, and being subtended by a chord bearing South 15 degrees 59’ 55” West, 247.17 feet; thence South 34 degrees 49’ 24” West, 164.79 feet to the true point of beginning.

Parcel Two:

A non-exclusive easement on, over, across and through the Campus via campus roads, pathways and sidewalks for all forms of pedestrian and vehicular ingress, egress and access between the premises and the public streets and roadways abutting the Campus as contained in and subject to the Lease dated August 18, 2008 as referenced in the Memorandum of Lease recorded October 21, 2008 as Instrument No. 2008-0031841, Official Records.

APN: 036-170-023

EXHIBIT M

FORM OF ESCROW HOLDBACK AGREEMENT

THIS ESCROW HOLDBACK AGREEMENT (this “Agreement”) is made as of January     , 2017 (the “Effective Date”), by and between 173ODRE9 GL OWNER, LLC, a Delaware limited liability company (“Seller”), and BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company (“Buyer”), and accepted and agreed to by CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”).

RECITALS

A.    Seller and Buyer are parties to that certain Purchase and Sale Agreement, dated of even date herewith (the “Purchase Agreement”), with respect to the property known as the Hyatt Place, UC Davis, located at 173 Old Davis Road Extension, Davis, California 95616 (the “Property”). All capitalized terms used herein and not otherwise defined shall have the same meanings set forth in the Purchase Agreement.

B.    Pursuant to the Purchase Agreement, at Closing Seller is obligated to deposit in a segregated interest-bearing escrow account an amount equal to Eight Hundred Five Thousand Dollars ($805,000.00) (the “Cap Amount”) from the proceeds from the sale of the Property to secure Seller’s obligation for any Seller’s Warranty Breach or Seller’s Contingent Retained Liability (as hereinafter defined).

C.    Pursuant to the Purchase Agreement, at Closing Seller is obligated to deposit in a segregated interest-bearing escrow account an amount equal to Two Hundred Forty Thousand Dollars ($240,000.00) (the “Water Damage Escrow”) from the proceeds of the sale of the Property to pay for the reasonable, actual out-of-pocket expenses incurred by Buyer in connection with the performance of Repair Work (as defined in the Purchase Agreement).

NOW, THEREFORE, IN CONSIDERATION OF the foregoing recitals, the mutual agreements, covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, Seller and Buyer agree as follows:

1.    Holdback Proceeds Escrow. Seller and Buyer hereby agree that at Closing, Escrow Agent shall hold back from Seller’s proceeds from the sale of the Property an amount equal to the Cap Amount (the “Holdback Proceeds”) to secure Seller’s obligation for any Seller’s Warranty Breach or Seller’s Contingent Retained Liability. Escrow Agent shall (a) invest the Holdback Proceeds in segregated U.S. Treasury Securities or a segregated Bank of America/Merrill Lynch treasury securities money market fund or similar account that invests in U.S. government securities reasonably satisfactory to Seller (“Holdback Proceeds Escrow”), (b) promptly provide Buyer and Seller with confirmation of the investments made and (c) disburse the Holdback Proceeds once they have been removed from the Holdback Proceeds Escrow in accordance with the terms of this Agreement. Escrow Agent shall not otherwise commingle the Holdback Proceeds with any funds of Escrow Agent or others. Notwithstanding the foregoing, Escrow Agent shall not be required to deposit the Holdback Proceeds in an interest-bearing account until receipt of a fully-executed and completed IRS Form W-9 signed by

Seller and reflecting Seller’s taxpayer identification number. Interest on the Holdback Proceeds will accrue to and be reported to the Internal Revenue Service for the account of Seller pursuant to the information set forth in such W-9.

2.    Expiration Date. Except as provided in this Section 2, the Holdback Proceeds shall be held in the Holdback Proceeds Escrow until the date that is hundred twenty (120) days following the Effective Date (such one hundred twenty (120) day period, the “Survival Period”), or such later date as herein provided. If, during the Survival Period, (i) Buyer asserts a claim for a breach of Seller’s Warranties under the Purchase Agreement (a “Seller’s Warranty Breach”) or (ii) a third party claim is asserted in writing against Buyer for a Retained Liability that is not covered by insurance or with respect to which Seller has not obtained a written agreement from the third party that Buyer is not liable for any such third party claim (“Seller’s Contingent Retained Liability”, together with any Seller’s Warranty Breach, each a “Holdback Claim Event”), and Buyer suffers actual out of pocket damages as a result of such Holdback Claim Event, individually or in the aggregate, in excess of the Floor Amount, Buyer shall provide Seller and Escrow Agent with written notice and reasonable evidence (a “Claim Notice”) describing the underlying Holdback Claim Event and providing proof of Buyer’s actual out of pocket damages, or if such damages are not then known or ascertainable, a statement of Buyer’s estimated damages (which may include out of pocket expenses) (“Damages”) arising directly from such Holdback Claim Event. Escrow Agent shall continue to hold the Holdback Proceeds (if the Damages cannot be quantified) or an amount equal to that stated in the relevant Claim Notice until the claim described in such Claim Notice is resolved between Buyer and Seller, and any excess Holdback Proceeds shall be released to Seller upon either (y) Seller’s and Buyer’s respective rights to the Holdback Proceeds being determined pursuant to a judgment, beyond right of appeal, of a court of competent jurisdiction in an action in which Seller and Buyer are parties or (z) Seller and Buyer’s direction Escrow Agent in writing as to how to disburse the Holdback Proceeds and the amount to be disbursed. On the first Business Day following the expiration of the Survival Period, upon the request of Seller and without any additional consent or additional authorization by Buyer, Escrow Agent shall immediately pay and release to Seller the balance, if any, of the Holdback Proceeds provided that no Claim Notice has been delivered prior to the expiration of the Survival Period. If Buyer has delivered a Claim Notice prior to the expiration of the Survival Period, then upon the request of Seller and without any additional consent or authorization by Buyer, Escrow Agent shall immediately pay and release to Seller the balance of the Holdback Proceeds that is not subject to any such Claim Notice, together with any accrued interest thereon; provided that all or the portion of the Holdback Proceeds that is subject to a Claim Notice shall continue to be held by Escrow Agent until either (y) Seller’s and Buyer’s respective rights to the Holdback Proceeds are determined pursuant to a judgment, beyond right of appeal, of a court of competent jurisdiction in an action in which Seller and Buyer are parties or (z) Seller and Buyer otherwise direct Escrow Agent in writing as to how to disburse the Holdback Proceeds, and thereafter, Escrow Agent shall immediately pay and release to Seller the remaining balance of the Holdback Proceeds, together with any accrued interest thereon, in accordance with such judgment or written direction, as applicable; provided further, however, that if Buyer has delivered a Claim Notice with respect to a Holdback Claim Event prior to the expiration of the Survival Period but Buyer does not file an action in a court of competent jurisdiction on or before the date that is thirty (30) days following the expiration of the Survival Period, upon expiration of such thirty (30) day period Escrow Agent shall immediately pay and release to Seller the balance of the Holdback Proceeds that was subject to such Claim Notice. For any third party claim asserted in writing against Buyer for a Retained Liability that is covered by insurance, (a) Seller shall not settle any such claim without the consent of Buyer, unless Buyer is released from any and all liability for such Holdback Claim Event, and (b) any deductible for such Holdback Claim Event shall be retained in the Holdback Proceeds Escrow until final resolution of such Holdback Claim Event.

3.    Water Damage Escrow. Seller and Buyer hereby agree that at Closing, Escrow Agent shall hold back from Seller’s proceeds from the sale of the Property an amount equal to the Water Damage Escrow. Escrow Agent shall (a) invest the Water Damage Escrow in segregated U.S. Treasury Securities or a segregated Bank of America/Merrill Lynch treasury securities money market fund or similar account that invests in U.S. government securities reasonably satisfactory to Seller, (b) promptly provide Buyer and Seller with confirmation of the investments made and (c) disburse the Water Damage Escrow in accordance with the terms of this Agreement. Escrow Agent shall not otherwise commingle the Water Damage Escrow with any funds of Escrow Agent or others. Notwithstanding the foregoing, Escrow Agent shall not be required to deposit the Water Damage Escrow in an interest-bearing account until receipt of a fully-executed and completed IRS Form W-9 signed by Seller and reflecting Seller’s taxpayer identification number. Interest on the Water Damage Escrow will accrue to and be reported to the Internal Revenue Service for the account of Seller pursuant to the information set forth in such W-9. Upon submission to Seller and the Escrow Agent of receipts, invoices or other reasonably detailed documentation evidencing the reasonable, actual out-of-pocket expenses (including Consultant fees, if any) incurred by Buyer to perform the Repair Work (or any portion thereof), Escrow Agent shall disburse funds from the Water Damage Escrow to or at the direction of Buyer in the amount set forth therein. Upon the sooner of the completion of the Repair Work or one hundred fifty (150) days following Closing, any remaining funds in the Water Damage Escrow shall be released to Seller. Any escrow fees incurred in connection with the Water Damage Escrow shall be shared equally by Buyer and Seller.

4.    Liability of Escrow Agent. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for (a) any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, (b) any losses, costs, damages, claims, liabilities, demands or obligations in connection with the Holdback Proceeds or Water Damage Escrow if such losses, costs, damages, claims, liabilities, demands or obligations resulting from the failure, insolvency or suspension of Escrow Bank or (c) interest on the Holdback Proceeds or Water Damage Escrow, including, without limitation, any loss of interest due to any delays in the withdrawal of the Holdback Proceeds or Water Damage Escrow that may be imposed by Escrow Bank as a result of the depositing or redeeming of the Holdback Proceeds or Water Damage Escrow pursuant to Escrow Agent’s instructions; provided, however, that Escrow Agent shall be liable for any actual, out-of-pocket losses, costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees, expenses and disbursements), demands or obligations (“Liabilities”) incurred by Seller or Buyer resulting from actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all Liabilities incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence or willful misconduct on the part of Escrow Agent.

5.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.    Severability. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, but each remaining term and provision shall be valid and enforced to the fullest extent permitted by law.

8.    Captions. The captions of this Agreement are inserted solely for convenience of reference only and do not define, describe or limit the scope or intent of this Agreement or any term hereof.

9.    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to be an original and all of which shall be deemed to constitute one and the same instrument. Signatures to this Agreement transmitted by .pdf or other electronic transmission shall be valid and effective to bind the party so signing.

10.    Notices. All notices under this Agreement shall be sent in the manner set forth in the Purchase Agreement.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, Seller and Buyer have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

SELLER:

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

BUYER:

BREIT DAVIS PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

ESCROW AGENT JOINDER

Escrow Agent hereby accepts the foregoing instructions and agrees to comply therewith.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Its:

EXHIBIT N

FORM OF KEY MONEY GUARANTY ASSIGNMENT

THIS ASSIGNMENT OF KEY MONEY GUARANTY (this “Assignment”), is made as of January     , 2017 by 173ODRE9 GL OWNER, LLC, a Delaware limited liability company (“Assignor”), to and for the benefit of BREIT DAVIS TRS LLC (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated of even date herewith, by and between BREIT DAVIS PROPERTY OWNER LLC (“Owner”) and Assignor (as the same may have been amended, modified or assigned, the “Purchase Agreement”), Assignor agreed to sell to Owner, inter alia, the Property as more particularly defined and described in the Purchase Agreement, including the Hotel known as the Hyatt Place, UC Davis, located at 173 Old Davis Road Extension, Davis, California 95616. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Assignor is the beneficiary of that certain Key Money Guaranty dated as of June 30, 2014 made by Sushil R. Patel, Edward R. Delorme and Guneet Bajwa in favor of Assignor (the “Key Money Guaranty”), a true, correct and complete copy of which is attached hereto as Exhibit A.

WHEREAS, Owner and Assignee have entered into an Operating Agreement, dated of even date herewith.

WHEREAS, the Purchase Agreement provides, inter alia, that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the Property, the Purchase Price and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Assignment of Key Money Guaranty. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Key Money Guaranty.

2.    No Modification of Purchase Agreement. As between Assignor and Assignee, this Agreement does not enlarge, restrict or otherwise modify the terms of the Purchase Agreement or constitute a waiver or release by Assignor or Assignee of any liabilities, duties or obligations imposed upon them (or any of their respective affiliates) by the terms of the Purchase Agreement, including without limitation the representations, warranties, covenants, agreements, indemnifications and other provisions of the Purchase Agreement. As between Assignor and Assignee, in the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3.    Limitation on Liability. This Assignment is made without any covenant, warranty or representation by, or recourse against, Assignor, other than Seller’s Warranties (as defined in the Purchase Agreement), to the extent applicable. Assignor’s liability under this Assignment shall be limited as set forth in Sections 4.5 and 7.3 of the Purchase Agreement.

4.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement and may be delivered by e-mail, pdf or other electronic transmission.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

173ODRE9 GL OWNER, LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

BREIT DAVIS TRS LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT O

MANAGER SERVICE CONTRACTS

	Vendor	Service	Contract Date

1	Caltronics Business Systems	Lease Agreement - Konica Minolta C308 (scanner/copier/printer/fax)	Signed by Hyatt September 14, 2016

2	Caltronics Business Systems	Prestige Maintenance Agreement	Signed by Hyatt September 14, 2016

3	American Society of Composers, Authors and Publishers	License Agreement	November 19, 2015

4	Sesac LLC	License Agreement	Effective July 1, 2014

5	Trustwave Holdings, Inc.	Agreement	Effective March 20, 2016

6	Ecolab Pest Elimination	Pest Elimination Services Agreement	August 9, 2016

7	Telecom Design Solutions	PBX Telephone System	March 1, 2011

8	Centrada Solutions, LLC	Master Service Agreement	Undated

9	Iron Mountain	Customer Agreement	Effective December 1, 2015

10	LodgeNet Interactive Corporation	TV Agreement	Signed by LodgeNet February 9, 2010

11	LodgeNet Interactive Corporation	Free-to Guest License Agreement	Signed by LodgeNet February 26, 2010

12	AT&T	Data Circuit Agreement	February 25, 2014

13	AT&T	Voice Circuit Agreement	December 20, 2013

14	USA Today	National Agreement	Undated

15	Safe Side Security	Alarm System Services Agreement	August 17, 2011

16	BMI	Music Licensing	December 12, 2016

17	Unigest	Public Access Computer System Agreement	January 14, 2010

O - 1

EXHIBIT P

OWNER SERVICE CONTRACTS

	Vendor	Service	Contract Date

1	ThyssenKrupp Elevator	Vertical Transportation Agreement	March 1, 2010

2	Oracle America, Inc.	Agreement / POS System	Signed November 11, 2015

P - 1

SCHEDULE 5.1(j)

VOUCHERS

[Separately attached.]

Schedule 5.1(j) - 1

SCHEDULE 7.2(d)

Litigation

Case No. P016-744 (slip / fall)

Schedule 7.2(d) - 1

SCHEDULE 7.2(e)

Contracts

	Vendor	Service	Contract Date

1	Caltronics Business Systems	Lease Agreement - Konica Minolta C308 (scanner/copier/printer/fax)	Signed by Hyatt September 14, 2016

2	Caltronics Business Systems	Prestige Maintenance Agreement	Signed by Hyatt September 14, 2016

3	American Society of Composers, Authors and Publishers	License Agreement	November 19, 2015

4	Sesac LLC	License Agreement	Effective July 1, 2014

5	ThyssenKrupp Elevator	Vertical Transportation Agreement	March 1, 2010

6	Trustwave Holdings, Inc.	Agreement	Effective March 20, 2016

7	Ecolab Pest Elimination	Pest Elimination Services Agreement	August 9, 2016

8	Telecom Design Solutions	PBX Telephone System	March 1, 2011

9	Centrada Solutions, LLC	Master Service Agreement	Undated

10	Iron Mountain	Customer Agreement	Effective December 1, 2015

11	Oracle America, Inc.	Agreement / POS System	Signed November 11, 2015

12	LodgeNet Interactive Corporation	TV Agreement	Signed by LodgeNet February 9, 2010

13	LodgeNet Interactive Corporation	Free-to Guest License Agreement	Signed by LodgeNet February 26, 2010

14	AT&T	Data Circuit Agreement	February 25, 2014

15	AT&T	Voice Circuit Agreement	December 20, 2013

16	USA Today	National Agreement	Undated

17	Safe Side Security	Alarm System Services Agreement	August 17, 2011

18	BMI	Music Licensing	December 12, 2016

19	Unigest	Public Access Computer System Agreement	January 14, 2010

Schedule 7.2(e) - 1

SCHEDULE 7.2(f)

Compliance with Law

None

Schedule 7.2(f) - 1

SCHEDULE 7.2(g)

Leased Personal Property

Konica Minolta C308 (scanner/copier/printer/fax)

Schedule 7.2(g) - 1

SCHEDULE 7.2(r)

Licenses and Permits

1	ASCAP Music License

2	CA ABC Liquor License

3	Elevator Permit

4	Pool Restaurant Permits

5	SESAC Music Agreement

6	Sellers Permit

Schedule 7.2(r) - 1

SCHEDULE 7.2(o)

Bookings

[Provided separately]

Schedule 7.2(o) - 1